UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to § 240.14a-12

DaVita Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 11, 2012

TO OUR STOCKHOLDERS:

We will hold our 2012 annual meeting of the stockholders of DaVita Inc., a Delaware corporation, on Monday, June 11, 2012 at 9:30 a.m., Mountain Time, at DaVita Inc., 1627 Cole Boulevard, Lakewood, Colorado 80401, for the following purposes, which are further described in the accompanying Proxy Statement:

(1)

To vote upon the election of the nine directors identified in the attached Proxy Statement to the Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012;

(3)	To hold an advisory vote on executive compensation;

(4)	To adopt and approve an amendment to our 2011 Incentive Award Plan to increase the aggregate number of shares authorized for issuance under the plan by 4,500,000 shares;

(5)	To consider a stockholder proposal, if properly presented at the annual meeting; and

(6)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 13, 2012 as the record date for the determination of stockholders entitled to vote at the annual meeting or any meetings held upon adjournment of the annual meeting. Only holders of record of our common stock at the close of business on that day will be entitled to vote.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we will mail, on or about May 2, 2012, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on April 13, 2012. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders of record and beneficial owners will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will also identify the date, time and location of the annual meeting; the matters to be acted upon at the annual meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report to Stockholders and a form of proxy relating to the annual meeting; information on how to access the form of proxy over the Internet and how to vote over the Internet; and information on how to obtain directions to attend the annual meeting and vote in person.

We invite you to attend the annual meeting and vote in person. If you cannot attend, to ensure that you are represented at the annual meeting, please vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign and date and return by mail. If you attend the annual meeting, you may vote in person, even if you previously used the telephone or Internet voting systems, or mailed your completed proxy card.

Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern Time, on Sunday, June 10, 2012.

By order of the Board of Directors,

Kim M. Rivera
Chief Legal Officer and
Corporate Secretary

May 2, 2012

i

ii

PROXY STATEMENT

GENERAL INFORMATION

We are delivering this Proxy Statement in connection with the solicitation of proxies by the Board of Directors, for use at our 2012 annual meeting of stockholders, which we will hold on Monday, June 11, 2012 at 9:30 a.m., Mountain Time, at DaVita Inc., 1627 Cole Boulevard, Lakewood, Colorado 80401. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the annual meeting is the close of business on April 13, 2012. All holders of record of our common stock on the record date are entitled to notice of the annual meeting and to vote at the annual meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 1551 Wewatta Street, 6th Floor, Denver, Colorado, 80202, and our telephone number is (303) 405-2100. This Proxy Statement is being initially distributed to stockholders on or about May 2, 2012. To obtain directions to our annual meeting, visit our website, located at http://www.davita.com.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing the proxy materials to our stockholders over the Internet, which include this Proxy Statement and the accompanying Notice of Meeting, Proxy Card, and Annual Report to Stockholders. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in paper copy. Instead, the Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review all of the important information contained in the proxy materials, and how you may submit your vote by proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on or about May 2, 2012 to all stockholders of record as of April 13, 2012.

Whether or not you plan to attend the annual meeting in person, please vote by telephone, Internet, or request a Proxy Card to complete, sign, date and return by mail to ensure that your shares will be voted at the annual meeting. You may revoke your proxy at any time prior to its use by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

If you plan to attend the annual meeting in person, please so indicate when you submit your proxy by mail, by telephone or via the Internet and bring with you the items that are required pursuant to DaVita’s admission process for the 2012 Annual Meeting. A description of the admission process can be found below in this Proxy Statement under the heading “General Information—Admission to Annual Meeting.”

Unless you instruct otherwise in the proxy, any proxy that is given and not revoked will be voted at the annual meeting:

•	For each nominee to the Board of Directors identified in this Proxy Statement;

•	For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012;

•	For the approval, on an advisory basis, of the compensation of our named executive officers;

•	For the approval of the amendment to our 2011 Incentive Award Plan;

•	Against the stockholder proposal; and

•	As determined by the proxyholders named in the Proxy Card in their discretion, with regard to all other matters as may properly come before the annual meeting or any adjournment thereof.

Voting Information

Our only voting securities are the outstanding shares of our common stock. At the record date, we had approximately 94,004,187 shares of common stock outstanding. Each stockholder is entitled to one vote per share on each matter that we will consider at this meeting. Stockholders are not entitled to cumulate votes. Brokers holding shares of record for their customers generally are not entitled to vote on some matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. Recent regulatory changes were made to take away the ability of your bank, broker, or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in “street name,” meaning that your shares are registered in the name of your broker, bank or other nominee, and you do not instruct your bank, broker, or other nominee how to vote in the election of directors, the proposal regarding the advisory vote on executive compensation, the amendment to our 2011 Incentive Award Plan or the stockholder proposal, no votes will be cast on your behalf. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called “broker non-votes.” If the stockholders of record present in person or represented by their proxies at the annual meeting hold at least a majority of our shares of common stock outstanding as of the record date, a quorum will exist for the transaction of business at the annual meeting. Stockholders attending the annual meeting in person or represented by proxy at the annual meeting who abstain from voting and broker non-votes are counted as present for quorum purposes.

Votes Required for Proposals

Directors are elected by a majority of votes cast, which means that the number of shares voted “for” each of the nine nominees for election to the Board of Directors must exceed 50% of the number of votes cast with respect to each nominee’s election. Abstentions and broker non-votes will not be counted as votes cast and therefore, will have no effect on the election of directors. In the event that the number of nominees exceeds the number of directors to be elected, which is a situation that we do not anticipate, directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012, the approval of the proposal regarding the advisory vote on executive compensation, the approval of the amendment to our 2011 Incentive Award Plan and the approval of the stockholder proposal each requires the affirmative vote of a majority of the shares of common stock present at the annual meeting, in person or by proxy and entitled to vote thereon. Because your vote on executive compensation and the stockholder proposal is advisory, it will not be binding on the company or the Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation. Abstentions are considered present and entitled to vote with respect to these proposals and will, therefore, be treated as votes against these proposals. Broker non-votes with respect to these proposals will not be considered as present and entitled to vote on these proposals, which will therefore reduce the number of affirmative votes needed to approve these proposals.

Proxy Solicitation Costs

We will pay for the cost of preparing, assembling, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying Notice of Meeting, Proxy Card, and

Annual Report to Stockholders, to our stockholders, as well as the cost of soliciting proxies relating to the annual meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. We have also retained Georgeson Inc. (“Georgeson”) to assist in the distribution and solicitation of proxies and to verify records related to the solicitation at a fee of $8,500 plus reimbursement for all reasonable out-of-pocket expenses incurred during the solicitation. Georgeson and our officers, directors and employees may supplement the original solicitation by mail of proxies, by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities. We agreed to indemnify Georgeson against liabilities and expenses arising in connection with the proxy solicitation unless caused by Georgeson’s negligence or intentional misconduct.

Delivery of Proxy Statement and Annual Report

Beneficial owners, but not record holders, of our common stock who share a single address may receive only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, an Annual Report to Stockholders and Proxy Statement, unless their broker has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial owner at such an address wishes to discontinue householding and receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement, they should notify their broker. Beneficial owners sharing an address to which a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement was delivered can also request prompt delivery of a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement by contacting Investor Relations at the following address: Attn: Investor Relations, DaVita Inc., 1551 Wewatta Street, Denver, Colorado 80202, (888) 484-7505.

Admission to Annual Meeting

Admission to the annual meeting will be limited to stockholders of DaVita, family members accompanying stockholders of DaVita, persons holding executed proxies from stockholders who held DaVita stock as of the close of business on April 13, 2012 and such other persons as the chair of the annual meeting shall determine.

If you are a stockholder of DaVita, you must bring certain documents with you in order to be admitted to the annual meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of DaVita. Please read the following procedures carefully, because they specify the documents that you must bring with you to the annual meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of DaVita stock as of the close of business on April 13, 2012. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of DaVita’s transfer agent. Many stockholders are not record holders because their shares of stock are held in “street name,” meaning that the shares are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead. If you are unsure as to whether you were a record holder of DaVita common stock as of the close of business on April 13, 2012, please call DaVita’s transfer agent, BNY Mellon Shareowner Services at (877) 889-2012.

If you were a record holder of DaVita common stock as of the close of business on April 13, 2012, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the annual meeting, we will check your name for verification purposes against our list of record holders as of the close of business on April 13, 2012.

If a broker, bank or other nominee was the record holder of your shares of DaVita common stock as of the close of business on April 13, 2012, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you owned shares of DaVita common stock as of the close of business on April 13, 2012.

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned DaVita common stock as of the close of business on April 13, 2012, or (iii) a brokerage account statement indicating that you owned DaVita common stock as of the close of business on April 13, 2012.

If you acquired your shares of DaVita common stock at any time after the close of business on April 13, 2012, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you own shares of DaVita common stock.

Examples of proof of ownership include the following:

•

if a broker, bank or other nominee is the record holder of your shares of DaVita common stock: (i) a letter from your bank or broker stating that you acquired DaVita common stock after April 13, 2012, or (ii) a brokerage account statement as of a date after April 13, 2012 indicating that you own DaVita common stock; or

•	if you are the record holder of your shares of DaVita common stock, a copy of your stock certificate or a confirmation acceptable to DaVita that you bought the stock after April 13, 2012.

If you are a proxy holder for a stockholder of DaVita who owned shares of DaVita common stock as of the close of business on April 13, 2012, then you must bring:

•	the executed proxy naming you as the proxy holder, signed by a stockholder of DaVita who owned shares of DaVita common stock as of the close of business on April 13, 2012;

•	valid personal photo identification (such as a driver’s license or passport); and

•

if the stockholder whose proxy you hold was not a record holder of DaVita common stock as of the close of business on April 13, 2012, proof of the stockholder’s ownership of shares of DaVita common stock as of the close of business on April 13, 2012, in the form of (i) an original or a copy of the voting instruction form from the stockholder’s bank or broker with the stockholder’s name on it, or (ii) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned DaVita common stock as of the close of business on April 13, 2012.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the annual meeting. Shares may be voted in person at the annual meeting only by (a) the record holder as of the close of business on April 13, 2012 or (b) a person holding a valid proxy executed by such record holder.

Electronic Availability of Proxy Materials for 2012 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 11, 2012. This Proxy Statement and the Annual Report to Stockholders and Form 10-K for fiscal year 2011 are available electronically at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, you will elect nine directors to serve until the 2013 annual meeting of stockholders or until their respective successors are elected and qualified. Our bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee for director who was in office prior to the election is not elected by a majority of votes cast, the director must promptly tender his or her resignation from the Board of Directors, and the Nominating and Governance Committee of the Board of Directors will make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether to take other action. The Board of Directors, excluding the director in question, will act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision and its rationale within 90 days from the date the election results are certified. If a nominee for director who was not already serving as a director does not receive a majority of votes cast at the annual meeting, the nominee is not elected to the Board of Directors. All 2012 nominees are currently serving on the Board of Directors.

Eight of the nine nominees for director have been determined to be independent under the listing standards of the New York Stock Exchange (“NYSE”). Please see the section titled “Corporate Governance—Director Independence” below for more information. The Nominating and Governance Committee has recommended, and the Board of Directors has nominated, Pamela M. Arway, Charles G. Berg, Carol Anthony (“John”) Davidson, Paul J. Diaz, Peter T. Grauer, John M. Nehra, William L. Roper, Kent J. Thiry and Roger J. Valine for election as directors. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. Willard W. Brittain, who is currently a member of the Board of Directors, is not standing for re-election and as a consequence, the size of the board will be reduced from ten to nine.

Unless the proxy indicates otherwise, the persons named as proxies in the accompanying proxy have advised us that at the meeting they intend to vote the shares covered by the proxies for the election of the nominees named above. If one or more of the nominees are unable or not willing to serve, the persons named as proxies may vote for the election of the substitute nominees that the Board of Directors may propose. The accompanying proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship with any other nominee or with any of our executive officers.

The Board of Directors recommends a vote FOR the election of each of the named nominees as directors.

Information Concerning Members of the Board of Directors Standing for Reelection

Name	Age	Position
Pamela M. Arway	58	Director
Charles G. Berg	54	Director
Carol Anthony (“John”) Davidson	56	Director
Paul J. Diaz	50	Director
Peter T. Grauer	66	Lead Independent Director
John M. Nehra	63	Director
William L. Roper	63	Director
Kent J. Thiry	56	Chairman of the Board and Chief Executive Officer
Roger J. Valine	63	Director

Pamela M. Arway has been one of our directors since May 2009. From 2005 to 2007, Ms. Arway served as the president of American Express International, Japan, Asia-Pacific, Australia region, a global payment services and travel company. Ms. Arway has also been the Chair of the Governance Committee and a member of the Audit Committee on the board of directors of the Hershey Company, a chocolate and confectionery company, since May of 2010. Ms. Arway joined the American Express Company in 1987 after which she served in various capacities, including as chief executive officer of American Express Australia Limited from 2004 to 2005 and as executive vice president of Corporate Travel, North America from 2000 to 2004. Prior to her retirement in October 2008, she also served as advisor to the American Express Company’s chairman and chief executive officer. Ms. Arway is an experienced business leader, with extensive management experience.

Charles G. Berg has been one of our directors since March 2007. Mr. Berg served as executive chairman and as a member of the board of directors of WellCare Health Plans, Inc. (“WellCare”), a provider of managed care services for government-sponsored healthcare programs from January 2008 to December 2010. Mr. Berg became non-executive chairman of the board of directors of WellCare in January 2011. From January 2007 to April 2009, Mr. Berg was a senior advisor to Welsh, Carson, Anderson & Stowe, a private equity firm. From April 1998 to July 2004, Mr. Berg held various executive positions with Oxford Health Plans, Inc. (“Oxford”) which included chief executive officer from November 2002 to July 2004 when Oxford was acquired by UnitedHealth Group, president and chief operating officer from March 2001 to November 2002 and executive vice president, medical delivery from April 1998 to March 2001. From July 2004 to September 2006, Mr. Berg served as an executive of UnitedHealth Group and was primarily responsible for integrating the Oxford business. Mr. Berg is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our industry and business.

Carol Anthony (“John”) Davidson has been one of our directors since December 2010. Mr. Davidson has been senior vice president, controller and chief accounting officer of Tyco International Ltd. (“Tyco”), a provider of diversified industrial products and services, since January 2004. Prior to joining Tyco in January 2004, he spent six years at Dell Inc., a computer and technology services company, where he held various leadership roles, including vice president, audit, risk and compliance, and vice president, corporate controller. In addition, he previously spent 16 years at Eastman Kodak Company, a provider of imaging technology products and services, in a variety of accounting and financial leadership roles. Mr. Davidson is a CPA with more than 30 years of leadership experience across multiple industries. Mr. Davidson is a member of the Board of Trustees of the Financial Accounting Foundation which oversees financial accounting and reporting standards setting processes for the United States, including oversight of the Financial Accounting Standards Board (FASB). Mr. Davidson brings a strong track record of building and leading global teams and implementing governance and controls processes.

Paul J. Diaz has been one of our directors since July 2007. Mr. Diaz has been the president and chief executive officer of Kindred Healthcare, Inc. (“Kindred”), a provider of long-term healthcare services in the United States, since January 2004. Mr. Diaz joined Kindred in January 2002 as president and chief operating officer. Prior to joining Kindred, Mr. Diaz was the managing member of Falcon Capital Partners, LLC, a private investment and consulting firm, and from 1996 to July 1998, Mr. Diaz served in various executive capacities with Mariner Health Group, Inc., including as executive vice president and chief operating officer. Mr. Diaz serves on the board of Kindred and the board of visitors of Georgetown University Law Center and previously served on the board of PharMerica Corporation. Mr. Diaz is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our industry and business.

Peter T. Grauer has been one of our directors since August 1994 and our lead independent director since 2003. Mr. Grauer has been chairman of the board of Bloomberg, Inc. since April 2001, treasurer since March 2002 and was its chief executive officer from March 2002 until July 2011. From November 2000 until March 2002, Mr. Grauer was a managing director of Credit Suisse First Boston. From September 1992 until November 2000, upon the merger of Donaldson, Lufkin & Jenrette (“DLJ”) into Credit Suisse First Boston,

Mr. Grauer was a managing director and founding partner of DLJ Merchant Banking Partners. Mr. Grauer has significant experience as a business leader and brings a deep understanding of our business and industry through his over 15 years of service as a member of the Board of Directors.

John M. Nehra has been one of our directors since November 2000. Mr. Nehra has been affiliated with New Enterprise Associates (“NEA”), a venture capital firm, since 1989, including, since 1993, as general partner of several of its affiliated venture capital limited partnerships. Mr. Nehra has also been managing general partner of Catalyst Ventures, a venture capital firm, since 1989. Mr. Nehra serves on the boards of a number of NEA’s portfolio companies. Mr. Nehra is an experienced business leader with approximately 35 years experience in investment banking, research and capital markets and he brings a deep understanding of our business and industry through his almost 10 years of service as a member of the Board of Directors as well as significant experience in the healthcare industry through his involvement with NEA’s healthcare-related portfolio companies.

William L. Roper has been one of our directors since May 2001. Dr. Roper has been chief executive officer of the University of North Carolina (“UNC”) Health Care System, dean of the UNC School of Medicine and vice chancellor for medical affairs of UNC since March 2004. Dr. Roper also continues to serve as a professor of health policy and administration in the UNC School of Public Health and a professor of pediatrics and of social medicine in the UNC School of Medicine. From 1997 until March 2004, he was dean of the UNC School of Public Health. Before joining UNC in 1997, Dr. Roper served as senior vice president of Prudential Health Care. He also served as director of the Centers for Disease Control and Prevention from 1990 to 1993, on the senior White House staff in 1989 and 1990 and as the administrator of Centers for Medicare & Medicaid Services from 1986 to 1989. Dr. Roper is also chairman of the board of the National Quality Forum. Dr. Roper serves on the board of Medco Health Solutions, Inc., a pharmacy benefits management company. Dr. Roper brings substantial expertise in the medical field, an in-depth understanding of the regulatory aspects of our business as well as clinical, financial and operational experience.

Kent J. Thiry became our chairman of the Board of Directors and chief executive officer in October 1999. From June 1997 until he joined us, Mr. Thiry was chairman of the board and chief executive officer of Vivra Holdings, Inc., which was formed to operate the non-dialysis business of Vivra Incorporated (“Vivra”) after Gambro AB acquired the dialysis services business of Vivra in June 1997. From September 1992 to June 1997, Mr. Thiry was the president and chief executive officer of Vivra, a provider of renal dialysis and other healthcare services. From April 1992 to August 1992, Mr. Thiry was president and co-chief executive officer of Vivra, and from September 1991 to March 1992, he was president and chief operating officer of Vivra. From 1983 to 1991, Mr. Thiry was associated with Bain & Company, first as a consultant, and then as vice president. Mr. Thiry previously served on the board of Varian Medical Systems, Inc. from August 2005 to February 2009 and served as the non-executive chairman of Oxford Health Plans, Inc. until it was sold to UnitedHealth Group in July 2004. As a member of management, Mr. Thiry provides significant industry-specific experience and unique expertise regarding the company’s business and operations as well as executive leadership and management experience.

Roger J. Valine has been one of our directors since June 2006. From 1993 to his retirement in July 2006, Mr. Valine served as the chief executive officer of Vision Service Plan (“VSP”), the nation’s largest provider of eyecare wellness benefits. From January 1993 to February 2006, Mr. Valine served as both the president and chief executive officer of VSP. Upon his retirement, Mr. Valine had worked for VSP for 33 years and provided consulting services to VSP through January 2008. Mr. Valine serves on the board of SureWest Communications and previously served on the board of American Specialty Health Incorporated. Mr. Valine is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our business as well as extensive management experience.

CORPORATE GOVERNANCE

Director Independence

Under the listing standards of the NYSE, a majority of the members of the Board of Directors must satisfy the NYSE criteria for “independence.” No director qualifies as independent under the NYSE listing standards unless the Board of Directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In addition, the Board of Directors has adopted a formal set of standards used to determine director independence. The full text of our director independence standards is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

The Board of Directors evaluates the independence of our directors annually and will review the independence of individual directors on an interim basis to consider changes in employment, relationships and other factors. The Board of Directors has determined that all of the individuals currently serving, or who served at any time during 2011, as members of the Board of Directors, other than Mr. Thiry, are independent under the NYSE listing standards.

In making determinations of independence, the Board of Directors considered the following relationships and the non-affected directors determined that none of such relationships was a material relationship that would impair the independence of any such individual:

(1) Mr. Thiry holds an ownership interest in certain funds of NEA, a venture capital firm of which Mr. Nehra is a special partner and Richard K. Whitney, our former chief financial officer and current consultant, is a venture partner. In 2011, the company co-invested with NEA13, an affiliate of NEA, in NephroLife Care Pvt. Ltd., a joint venture that is 51% owned by the company. Also, in 2011 the company divested certain assets to a portfolio company of Frazier Healthcare VI, L.P. (“Frazier”) and NEA13. Mr. Thiry, has a personal investment in a limited partnership that has a capital commitment to NEA13 and, therefore, indirectly invested through NEA13 in NephroLife and the assets divested by the company to Frazier and NEA13. Mr. Thiry’s capital commitment to the limited partnership that has a capital commitment to NEA13 is less than 2% of its aggregate capital commitments. Mr. Nehra is a limited partner in NEA-related entities and has less than a 10% interest in the capital commitments and carried interest of NEA13. Mr. Thiry and Mr. Nehra do not have, individually or collectively, a 10% interest in NEA13 (or in any intermediate NEA entity), and therefore the Board of Directors concluded that their respective interests are not material. Neither Mr. Thiry nor Mr. Nehra participated directly or indirectly in negotiations or approvals of the above-described transactions.

(2) Mr. Berg is a director, the non-executive chairman and a stockholder of WellCare, which has made payments to us for services rendered in the ordinary course of business in the last three years which did not exceed the greater of $1 million or 2% of WellCare’s consolidated gross revenue in any such year. For additional information, see “Certain Relationships and Related Transactions.”

(3) Mr. Diaz is a director, the president and chief executive officer and a stockholder of Kindred, which has made payments to us for services rendered in the ordinary course of business in the last three years which did not exceed the greater of $1 million or 2% of Kindred’s consolidated gross revenue in any such year.

The Board of Directors also maintains a policy whereby the Board of Directors will evaluate the appropriateness of the director’s continued service on the Board of Directors in the event that the director retires from their principal job, changes their principal job responsibility or experiences a significant event that could negatively affect their service to the Board of Directors. In such event, the affected director shall promptly submit his or her resignation to the chairman of the Board of Directors and the lead independent director. The members of the Board of Directors, excluding the affected director, will determine whether the affected director’s continued service on the Board of Directors is in the best interests of our stockholders and will decide whether or not to accept the resignation of the director. In addition, prior to accepting an invitation to serve on the board of directors of another public company, a director must advise the chairman of the Board of Directors and the lead independent director so that the remaining members of the Board of Directors may evaluate any potential conflicts of interest.

Leadership Structure and Meetings of Independent Directors

Mr. Thiry is our chief executive officer and chairman of the Board of Directors. Mr. Thiry brings over 12 years of experience with our company and deep institutional knowledge and experience to the combined role. Our lead independent director, Mr. Grauer, plays a significant role in Board leadership and meetings of the independent directors. Mr. Grauer chairs our Nominating and Governance Committee, which is a committee composed of all directors other than Mr. Thiry. As lead independent director, Mr. Grauer reviews and provides input to the chairman on meeting agendas and information to be sent to the Board of Directors, consults with the chairman on meeting schedules to assure that there is sufficient time for discussion of agenda items, serves as the principal liaison between the chairman and the non-executive (all of whom are also independent) directors and presides over executive sessions of the Board of Directors, providing consolidated feedback, as appropriate, from those meetings to Mr. Thiry. Additionally, Mr. Grauer facilitates discussions outside of scheduled board meetings among the independent directors on key issues as required. We believe that Mr. Thiry’s experience and knowledge, and the significant role of the lead independent director, make combination of the chairman and chief executive officer roles appropriate.

Independent directors meet regularly in executive sessions without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the Board of Directors.

Communications with the Board of Directors

Any interested party who desires to contact the lead independent director, Mr. Grauer, may do so by sending an email to leaddirector@davita.com. In addition, any interested party who desires to contact the Board of Directors or any member of the Board of Directors may do so by writing to: Board of Directors, c/o Corporate Secretary, DaVita Inc., 1551 Wewatta Street, Denver, Colorado 80202. Copies of any such written communications received by the Secretary will be provided to the full Board of Directors or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

Annual Meeting of Stockholders

We do not have a policy requiring that directors attend the annual meeting of stockholders. Stockholders may contact our lead independent director and the Board of Directors as described above. At the last annual meeting of stockholders, our chairman, Mr. Thiry, attended the meeting.

Information Regarding the Board of Directors and its Committees

The Board of Directors met thirteen times during 2011. Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served during 2011. The Board of Directors has established the following committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Compliance Committee, the Public Policy Committee and the Clinical Performance Committee.

Committees of the Board of Directors

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2011
Audit Roger J. Valine, Chair Pamela M. Arway Charles G. Berg Carol Anthony (“John”) Davidson

•    Assists the Board of Directors with oversight of the integrity of our financial statements including the financial reporting and disclosure processes and the integrity and effectiveness of our system of internal controls over financial reporting.

•    Assists the Board of Directors with oversight of the independence, qualifications and performance of our independent registered public accounting firm, including a review of the scope and results of their audit, as well as our internal audit function.

•    Together with the Compliance Committee, assists the Board of Directors with oversight of compliance with legal and regulatory requirements, including those that may have a material impact on the company’s financial statements.

•    Appoints and engages our independent registered public accounting firm.

12
Compensation John M. Nehra, Chair Peter T. Grauer Roger J. Valine

•    Reviews the performance of our chief executive officer and other executives and makes decisions regarding their compensation.

•    Establishes policies relating to the compensation of our executive officers and other key employees that further the goal of ensuring that our compensation system for our chief executive officer and our other executives, as well as our philosophy for compensation for all employees and the Board of Directors, is aligned with the long-term interests of our stockholders.

•    Determines the compensation of our chief executive officer.

•    Conducts an evaluation of our chief executive officer’s performance and the company’s performance and considers a self-assessment prepared by our chief executive officer. Periodically, the Compensation Committee engages an outside consultant to conduct an in-depth analysis of our chief executive officer’s performance as a manager during the year.

•    Approves the compensation package for our chief executive officer subject to ratification by the independent members of the Board of Directors.

•    Works closely with and considers the recommendations of our chief executive officer to determine the compensation of our other executive officers.

5

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2011

•    When determining the compensation of the other executive officers, considers the recommendations of the chief executive officer who conducts a performance and compensation review of each other executive officer and reviews his detailed assessments of the performance of each of the other executive officers with the Compensation Committee.

Nominating and Governance Peter T. Grauer, Chair Pamela M. Arway Charles G. Berg Willard W. Brittain, Jr. Carol Anthony (“John”) Davidson Paul J. Diaz John M. Nehra William L. Roper Roger J. Valine	• Reviews and makes recommendations to the Board of Directors about our governance processes. • Assists in identifying and recruiting candidates for the Board of Directors. • Annually reviews the performance of the individual members of the Board of Directors. • Proposes a slate of nominees for election at the annual meeting of stockholders. • Makes recommendations to the Board of Directors regarding the membership and chairs of the committees of the Board of Directors.	2
Compliance Committee William L. Roper, Chair Pamela M. Arway Charles G. Berg Peter T. Grauer

•    Oversees and monitors the effectiveness of our health care regulatory compliance program, reviews significant health care regulatory compliance risk areas, and reviews the steps management is taking to monitor, control and report these risk exposures.

•    Together with the Audit Committee, assists the Board of Directors with oversight of compliance with legal and regulatory requirements.

•    Has primary responsibility for oversight of health care regulatory requirements and for directing the company’s response to certain pending governmental investigations.

•    Meets regularly with our chief compliance officer.

		5
Public Policy Paul J. Diaz, Chair Willard W. Brittain, Jr. William L. Roper	• Advises the Board of Directors on public policy and makes recommendations to the Board of Directors as to policies and procedures relating to issues of public policy and government relations.	3
Clinical Performance William L. Roper, Chair Pamela M. Arway Willard W. Brittain, Jr. John M. Nehra	• Advises the Board of Directors on clinical performance issues facing the company. • Makes recommendations to management and to the Board of Directors as to policies and procedures relating to issues of clinical performance.	2

Audit Committee

The current members of our Audit Committee are Ms. Arway, Mr. Berg, Mr. Davidson and Mr. Valine, with Mr. Valine serving as the chair. The Board of Directors has determined that Mr. Berg, Mr. Davidson and Mr. Valine each qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and that each of the members of our Audit Committee is “independent” and “financially literate” under the listing standards of the NYSE and the company’s independence standards.

The Audit Committee’s primary responsibilities are to assist the Board of Directors with oversight of: (1) the integrity of our financial statements including the financial reporting and disclosure processes and (2) the independence, qualifications and performance of our independent registered public accounting firm. The chart set forth in “Committees of the Board of Directors” describes the principal functions of the Audit Committee under its charter. The charter of the Audit Committee is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

The Audit Committee is required to pre-approve the independent registered public accounting firm’s annual audit services (including related fees), audit-related services, and all other services in accordance with our pre-approval policy. Our pre-approval policy is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance. The Audit Committee met twelve times during 2011, including meetings held with the independent registered public accounting firm and management each quarter prior to the release of the company’s financial results. The Audit Committee met with the independent registered public accounting firm without management present on four occasions in 2011.

Compensation Committee

The current members of our Compensation Committee are Mr. Grauer, Mr. Nehra and Mr. Valine, with Mr. Nehra serving as the chair. Each of the members of our Compensation Committee is independent in accordance with the listing standards of the NYSE and the company’s independence standards. Each of the members of this committee is also a “nonemployee director” as that term is defined under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” as that term is defined in Internal Revenue Service regulations.

Our Compensation Committee reviews the performance of our chief executive officer and other executives and makes decisions regarding their compensation, with the goal of ensuring that our compensation system for our chief executive officer and our other executives, as well as our philosophy for compensation for all employees and the Board of Directors, is aligned with the long-term interests of our stockholders. The Compensation Committee establishes policies relating to the compensation of our executive officers and other key employees that further this goal. The chart set forth in “Committees of the Board of Directors” describes the principal functions of the Compensation Committee under its charter. The charter of the Compensation Committee is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

In 2012, Compensia, an independent compensation consulting firm engaged by the Compensation Committee, provided the Compensation Committee with an analysis of comparative market data on the cash and stock-based compensation for senior executives at a group of comparable companies. The Compensation Committee considered Compensia’s analysis of the compensation of executives serving in similar positions at comparable companies to obtain a general understanding of current compensation practices and to provide context for compensation decisions. Compensation decisions are not directly related to or otherwise based upon the comparative data. The Compensation Committee uses this comparative data as one of many factors considered to set the compensation for our executive officers. The Compensation Committee has the sole authority to retain or replace Compensia in its discretion. Compensia does not provide consulting services to the company and may not provide such services without the approval of the chair of the Compensation Committee.

Our Non-Management Director Compensation Philosophy and Plan sets forth the terms of our director compensation. There is no discretionary decision-making involved in director compensation. The Compensation Committee and the Board of Directors periodically review director compensation. In 2011, Compensia provided the Compensation Committee with an analysis of comparative market data on the cash and stock-based compensation for directors at a group of comparable companies. The Compensation Committee considered Compensia’s analysis of the compensation of directors at comparable companies to obtain a general understanding of current compensation practices. Based upon the analysis provided by Compensia to the Compensation Committee, on April 13, 2011, the Compensation Committee amended and restated the director compensation plan, to among other things, reduce the initial equity grant awarded to new members of the Board of Directors and eliminate equity grants awarded to chairs of the committees of the Board of Directors. Please see “Compensation of Directors” beginning on page 70 of this Proxy Statement for more information regarding our director compensation program pursuant to the Non-Management Director Compensation Philosophy and Plan.

Nominating and Governance Committee

The current members of our Nominating and Governance Committee are Ms. Arway, Mr. Berg, Mr. Brittain, Mr. Davidson, Mr. Diaz, Mr. Grauer, Mr. Nehra, Dr. Roper and Mr. Valine, representing all of our independent directors. Mr. Brittain will not stand for re-election at the annual meeting of stockholders. Our lead independent director, Mr. Grauer, is the chair of the Nominating and Governance Committee. The principal functions of the Nominating and Corporate Governance Committee include making recommendations to the Board of Directors about our governance processes, recruiting and identifying candidates for the Board of Directors and Board Committees, reviewing the performance of the members of the Board of Directors and proposing a slate of nominees for election at the annual meeting of stockholders. The Board of Directors has adopted a set of corporate governance guidelines established to assist the Board of Directors and its committees in performing their duties and serving the best interests of the company and our stockholders. The chart set forth in “Committees of the Board of Directors” describes the principal functions of the Nominating and Governance Committee under its charter. The charter of the Nominating and Governance Committee and our corporate governance guidelines are available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

The Nominating and Governance Committee does not have a specific set of minimum criteria for membership on the Board of Directors. In making its recommendations, however, it considers the mix of characteristics, experience, diverse perspectives and skills that is most beneficial to our company. The committee also considers continuing director tenure and takes steps as may be appropriate to ensure that the Board of Directors maintains an openness to new ideas and a willingness to re-examine the status quo. The company does not have a specific diversity policy. However, as noted in our corporate governance guidelines, when selecting nominees the committee considers diversity of skills, experience, perspective and background. The Nominating and Governance Committee will consider nominees for director recommended by stockholders upon submission in writing to our Secretary of the names and qualifications of such nominees at the following address: Corporate Secretary, DaVita Inc., 1551 Wewatta Street, Denver, Colorado 80202. The committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder.

In March 2012, the Nominating and Governance Committee recommended the candidates standing for election at the 2012 annual meeting of stockholders.

Compliance Committee

The current members of our Compliance Committee are Ms. Arway, Mr. Berg, Mr. Grauer and Dr. Roper, with Dr. Roper serving as the chair. Each of the members of our Compliance Committee is independent in accordance with the listing standards of the NYSE and the company’s independence standards. The chart set forth in “Committees of the Board of Directors” describes the principal functions of the Compliance Committee under its charter. The charter of the Compliance Committee is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Public Policy Committee

The current members of our Public Policy Committee are Mr. Brittain, Mr. Diaz and Dr. Roper, with Mr. Diaz serving as the chair. Mr. Brittain will not stand for re-election at the annual meeting of stockholders. Each of the members of our Public Policy Committee is independent in accordance with the listing standards of the NYSE and the company’s independence standards. The chart set forth in “Committees of the Board of Directors” describes the principal functions of the Public Policy Committee under its charter. The charter of the Public Policy Committee is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Clinical Performance Committee

The current members of our Clinical Performance Committee are Ms. Arway, Mr. Brittain, Mr. Nehra and Dr. Roper, with Dr. Roper serving as the chair. Mr. Brittain will not stand for re-election at the annual meeting of stockholders. Each of the members of our Clinical Performance Committee is independent in accordance with the listing standards of the NYSE and the company’s independence standards. The chart set forth in “Committees of the Board of Directors” describes the principal functions of the Clinical Performance Committee under its charter. The charter of the Clinical Performance Committee is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Risk Oversight

The Board of Directors’ involvement in risk oversight involves the Audit Committee, the Compliance Committee and the full Board of Directors. The Audit Committee is responsible for legal and regulatory risk oversight and the Compliance Committee has primary responsibility for oversight of healthcare regulatory compliance requirements. The Audit Committee and the Compliance Committee meet regularly with our chief compliance officer. The Compliance Committee reviews significant healthcare regulatory compliance risk areas and the steps management has taken to monitor, control and report such compliance risk exposures. The Compliance Committee meets on a regular basis and reports directly to the Board of Directors on its findings. The Audit Committee receives materials on enterprise risk management on an annual basis. These materials include identification of top enterprise risks for the company, the alignment of management’s accountability and reporting for these risks, and mapping of Board of Directors’ and Audit Committee’s oversight responsibilities for key risks. In addition, the Audit Committee and the full Board of Directors periodically receive materials to address the identification and status of major risks to the company. The Audit Committee discusses significant risk areas and the actions management has taken to monitor, control, and report such exposures. The Audit Committee also reviews with the company’s chief legal officer any legal matters that may have a material impact on the company’s financial statements, the company’s compliance with applicable laws and regulations, and material reports or inquiries received from governmental agencies, including such matters identified by the Compliance Committee or the chief compliance officer. At each meeting of the full Board of Directors, the chairman of the Audit Committee reports on the activities of the Audit Committee, including risks identified and risk oversight.

Risk Considerations in Our Compensation Program

The Compensation Committee, with the assistance of Compensia, conducted a review of the company’s material compensation policies and practices applicable to its employees, including its executive officers. Based on this review, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The key features of the executive compensation program that support this conclusion include:

•	a balance between cash and equity compensation;

•	a balance between short-term and long-term performance focus;

•	short-term incentive opportunities are capped and are not linked to any one specific goal;

•	equity awards have meaningful vesting requirements and relatively short terms;

•	a clawback policy that permits the Board of Directors to recover bonuses, incentive and equity-based compensation from executive officers and members of the Board of Directors; and

•	significant independent Compensation Committee oversight.

Board of Directors Share Ownership Policy

We have a share ownership policy that applies to all non-management members of the Board of Directors. The purpose of the policy is to encourage the Board of Directors to have an ownership stake in the company by retaining a specified financial interest in our common stock.

Both shares owned directly and shares underlying vested but unexercised stock options, stock appreciation rights (“SARs”), including stock-settled stock appreciation rights (“SSARs”), and restricted stock units (“RSUs”) are included in the determination of whether the share ownership guidelines have been met. The total net realizable share value retained must have a current market value of not less than the lower of:

•	25% of the total equity award value realized by the Board of Directors member to date in excess of $100,000; or

•	five times the annual Board of Directors retainer of $24,000, or $120,000.

Management Share Ownership Policy

In addition, we have a share ownership policy which applies to all members of our management team at the vice president level and above. See “Executive Compensation Process & Governance—Management Share Ownership Policy” beginning on page 54 of this Proxy Statement for more information regarding our management share ownership policy.

Code of Ethics and Code of Conduct

We have a code of ethics that applies to our chief executive officer, chief financial officer, controller and chief accounting officer, chief legal officer, all vice presidents and all professionals involved in the accounting and financial reporting functions. We also have a code of conduct that applies to all of our teammates. The code of ethics and the code of conduct are available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Clawback Policy

We have a clawback policy that permits the Board of Directors to recover bonuses, incentive and equity-based compensation from executive officers and members of the Board of Directors whose fraud or intentional misconduct was a significant contributing factor to the company having to restate all or a portion of its financial statements. See “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement for more information regarding our clawback policy.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of KPMG LLP are expected to attend the annual meeting in person or telephonically, and will be available to respond to appropriate questions and to make a statement if they so desire. If KPMG LLP should decline to act or otherwise become incapable of acting, or if KPMG LLP’s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for 2012. Although we are not required to seek stockholder ratification of this appointment, the Board of Directors believes that doing so is consistent with corporate governance best practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The following table sets forth the aggregate professional fees billed to us for the years ended December 31, 2011 and 2010 by KPMG LLP, our independent registered public accounting firm:

	2011	2010
Audit fees(1)	$2,500,183	$1,748,129
Audit-related fees(2)	460,463	427,742
Tax fees(3)	44,000	55,000
All other fees	—	—

	$3,004,646	$2,230,871

(1)

Includes aggregate fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting and the three quarterly reviews of our reports on Form 10-Q and other SEC filings.

(2)

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” including fees of $55,038 in 2010, for KPMG LLP’s services as an independent review organization for our subsidiary Gambro Healthcare, Inc., now known as DVA Renal Healthcare, Inc. The audit-related fees in 2011 and 2010 also include fees for audits of our employee benefit plans, an audit of one of our majority-owned joint ventures and fees of $334,761 and $218,354, respectively, for due diligence services relating to potential acquisitions. In addition, the 2010 audit related fees include audits of certain wholly owned subsidiaries.

(3)	Includes fees for professional services rendered for tax advice and tax planning. None of these fees were for tax compliance or tax preparation services.

Pre-approval Policies and Procedures

The Audit Committee of the Board of Directors is required to pre-approve the audit, audit-related, tax and all other services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related, tax and all other services provided by the independent registered public accounting firm, KPMG LLP, and is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance. The Audit Committee pre-approved all such services in 2011 and concluded that such services performed by KPMG LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The affirmative vote of a majority of the shares of common stock present at the annual meeting, in person or by proxy and entitled to vote thereon, is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.”

The company intends to include in its proxy statement on an annual basis an advisory vote regarding named executive officer compensation. The company implemented this policy following the 2011 annual meeting of stockholders, at which a majority of stockholders voting on a resolution on the topic voted in favor of holding an advisory vote on executive compensation on an annual basis. The next advisory vote on the compensation paid to our named executive officers will occur at the 2013 Annual Meeting.

As disclosed in the Compensation Discussion and Analysis, the company believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. We design our compensation programs for executive officers to attract and retain outstanding leaders who possess the skills and talent necessary to achieve our business goals and objectives. Ultimately, our objective is to continue to create long-term stockholder value by generating strong overall revenue growth, market share increases, improvements in cost per treatment, operating income growth, operating margin growth, increases in earnings per share and improvement in our debt to equity ratio. In order to achieve this objective, we have established our compensation programs so they:

•	reward strong company performance;

•	align our executives’ interests with our stockholders’ interests; and

•	are competitive within the health care services, diagnostics and solutions market so that we can attract and retain outstanding executives.

The compensation of our named executive officers during fiscal 2011 is consistent with the following achievements and financial performance. Our major financial operating indicators for 2011 were as follows:

•

we experienced a one-year total stockholder return (“TSR”) of 9.1%, compared to the median one-year TSR of 0.8% in our Global Industry Classification Standard group and the median one-year TSR of -2.2% in our comparator peer group;

•	we returned approximately $323 million to our stockholders through our stock buy-back program;

•	we experienced strong operating cash flow of $1,180 million;

•	our consolidated revenue growth was approximately 8.5%;

•	normalized non-acquired treatment growth was 4.6%;

•	we experienced an increase of approximately 9.1% in the overall number of treatments that we provided; and

•	our consolidated operating income growth was approximately 13.4%, which includes the impact of a noncash goodwill impairment charge of 2.4%.

The Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for the company’s executive compensation program featuring the following policies and practices:

•	strong pay-for-performance alignment, with equity awards ranging from 48% to 74% of our named executive officers’ compensation in 2011;

•	equity incentive plans that prohibit repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval;

•

a stock ownership policy that requires our named executive officers to accumulate a meaningful ownership stake in the company over time to strengthen the alignment of our named executive officers’ and stockholders’ interests; and

•

a clawback policy that permits the Board of Directors to recover bonuses, incentive and equity-based compensation from executive officers and members of the Board of Directors whose fraud or intentional misconduct was a significant contributing factor to the company having to restate all or a portion of its financial statements.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure).”

The say-on-pay vote is an advisory vote only, and therefore it will not bind the company or the Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

The Board of Directors recommends a vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT TO OUR 2011 INCENTIVE AWARD PLAN

The DaVita Inc. 2011 Incentive Award Plan (the “2011 Plan”) was approved by the Board of Directors on April 13, 2011, subject to stockholder approval, as an amendment and restatement of the DaVita Inc. 2002 Equity Compensation Plan, as amended (the “2002 Plan”), and was approved by our stockholders and became effective on June 6, 2011.

On April 24, 2012, the Board of Directors of the company approved an amendment to the 2011 Plan (the “Amendment”), subject to stockholder approval at the Annual Meeting, to increase the number of shares authorized under the 2011 Plan by 4,500,000 and, for full value awards granted after the approval of the Amendment by our stockholders, to change the amount by which share reserves under the 2011 Plan are reduced by full value share awards to 3.5 times from 3.0 times the number of shares subject to the award.

The amendment to the 2011 Plan increasing the number of authorized shares available for issuance under the 2011 Plan and increasing the amount by which share reserves under the 2011 Plan are reduced by full value share awards will become effective upon approval of the amendment by our stockholders at the Annual Meeting. If the stockholders do not approve the amendment to the 2011 Plan, the 2011 Plan will continue in full force and effect with no increase in the existing number of authorized shares or in the amount by which share reserves under the 2011 Plan are reduced by full value share awards.

INTRODUCTION

Equity-based compensation has been a major component of our compensation programs. The Board of Directors believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. The principal features of the 2011 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2011 Plan itself. The 2011 Plan, as amended and restated to incorporate the Amendment is attached to this Proxy Statement as Appendix A.

Purpose

The purpose of the 2011 Plan is to promote our success and enhance our value by linking the individual interests of the members of the Board of Directors and our employees to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The 2011 Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of the Board of Directors, our employees and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent. The 2011 Plan is designed to enable us to grant performance-based equity and cash awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”).

Proposed Amendment and Size of Share Pool

At the Annual Meeting, our stockholders will be asked to approve the Amendment, increasing the number of shares authorized under the 2011 Plan by 4,500,000. We believe, on the basis of current assumptions, that the approval of the Amendment will ensure that enough shares will be available for issuance under the 2011 Plan through approximately the end of 2015.

In addition, if the Amendment is approved, for full value awards granted after the approval of the Amendment by our stockholders, the amount by which share reserves under the 2011 Plan are reduced by full value share awards will be changed from 3.0 times to 3.5 times the number of shares subject to the award to better reflect the expected ratio of exchange value between full value share awards and options or SARs priced at fair market value on the date of the grant.

At the time the 2011 Plan became effective on June 6, 2011, there was no increase in the number of shares that had previously been authorized under the 2002 Plan. Since its inception in 2002, a cumulative aggregate of 34,178,338 (38,678,338 if the Amendment is approved by our stockholders) shares have been reserved under the 2002 Plan, including shares directly authorized under the plan, shares inherited from predecessor plans, and shares reserved under the plan from repurchases under a prior replenishment provision that was terminated in 2007. As of December 31, 2011, there were 10,205,564 stock-settled stock appreciation rights, 10,000 cash-settled stock appreciation rights and 513,108 stock units outstanding and 8,405,431 shares available for future grants, under the 2011 Plan. For more information regarding the shares available for issuance under the 2011 Plan, see “Limitations on Awards and Shares Available” below.

The Board of Directors committed and continues to commit to our stockholders that over the three-year period that commenced on April 1, 2010, it will not grant a number of shares subject to stock awards under the 2002 Plan or 2011 Plan, including stock options, SARs, restricted stock units or other stock awards, at an average annual rate greater than 4.02% of the number of shares of our common stock that we believe will be outstanding over such three-year period. This 4.02% rate is the average of the 2009 and 2010 three-year average median grant rate plus one standard deviation for the Russell 3000 companies in the company’s industry segment. Awards that are settled in cash, awards that are granted pursuant to stockholder approved exchange programs, awards sold under our Employee Stock Purchase Plan and awards assumed or substituted in business combination transactions will be excluded from our grant rate calculation. For purposes of calculating the number of shares granted, any Full Value Awards (i.e., restricted stock, restricted stock unit, performance share or any other award that does not have an exercise price per share at least equal to the per share fair market value of our common stock on the grant date) will count as equivalent to 3.0 shares. The company will publicly report its compliance with this three-year average annual grant rate commitment, and the data necessary to independently confirm it, in a public filing shortly after March 31, 2013.

The status of the company’s compliance with this commitment through the first two years of the commitment period is as follows:

	Gross award shares granted*	Basic weighted average shares outstanding **	Gross grant rate per period
Annual period April 1, 2010 through March 31, 2011	2,272,882	99,743,903	2.28%
Annual period April 1, 2011 through March 31, 2012	2,361,892	94,046,041	2.51%
Average annual grant rate April 1, 2010 through March 31, 2012			2.40%

*	Total option-equivalent award shares granted in each period, treating full value awards as equivalent to 3.0 plan shares.
**	The average of weighted average shares outstanding for basic earnings per share calculations reported for each of the four quarters ended the respective annual periods.

Under the terms of the 2011 Plan, the pool of shares may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, the authorized share limit will be reduced by one share of our common stock for every one share subject to an option or stock appreciation right and three shares of our common stock for every one share subject to a Full Value Award.

Stockholder Approval Requirement

In general, stockholder approval of the Amendment is necessary in order for us to (1) continue to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded and (2) continue to take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Code.

Compensation and Governance Best Practices

The 2011 Plan authorizes the Compensation and Management Development Committee (or Compensation Committee) of the Board of Directors (or, if the Board of Directors determines, another committee of the Board of Directors) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock units, restricted stock, performance-based awards, dividend equivalents, stock payments, deferred stock unit awards and deferred stock awards structured by the Compensation Committee within parameters set forth in the 2011 Plan, for the purpose of providing the members of the Board of Directors, our employees and our consultants and equity compensation, incentives and rewards for performance. The 2011 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2011 Plan as follows:

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Limitations on Grants. The maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any consecutive 12 month period is 2,250,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the 2011 Plan, in addition to the share limitations described above under “Proposed Amendment and Size of the Share Pool.”

•

No Repricing or Replacement of Options or Stock Appreciation Rights. The 2011 Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award (as defined in “Limitations on Awards and Shares Available” below).

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No In-the-Money Option or Stock Appreciation Right Grants. The 2011 Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than the fair market value, generally the closing price, of our common stock on the date of grant.

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Section 162(m) Qualification. The 2011 Plan is designed to allow awards made under the 2011 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

•

Independent Administration. The Compensation Committee of the Board of Directors, which consists of only non-employee directors, generally administers the 2011 Plan, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Exchange Act and persons who are “covered employees” within the meaning of Section 162(m) of the Code. The Compensation Committee may delegate certain of its duties and authorities to a subcommittee for awards to certain non-executive employees.

ADMINISTRATION

The 2011 Plan is administered by the Compensation Committee. Unless otherwise determined by the Board of Directors, the Compensation Committee shall consist solely of two or more directors appointed by the Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of the rules under Section 16 of the Securities Exchange Act of 1934, as amended, and an “independent director” under the rules of the principal securities market on which shares of our common stock are traded. The Compensation Committee may delegate to a committee of one or more members of the Board of Directors or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) of the Code, and the regulations thereunder, or a member of the Board of Directors or an officer to whom authority has been delegated under the 2011 Plan to grant or amend awards.

The Board of Directors, acting by a majority of its members in office, has authority to administer the 2011 Plan with respect to awards granted to non-employee members of the Board of Directors, and the Compensation Committee has authority to administer the 2011 Plan to all other eligible individuals. References to Administrator in this Proposal No. 4 shall mean, as applicable, the full Board of Directors or the Compensation Committee as the entity to which the administration of the 2011 Plan has been delegated within the limits described in the 2011 Plan. Unless otherwise limited by the Board of Directors, the Administrator has the authority to administer the 2011 Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

ELIGIBILITY

Persons currently eligible to participate in the 2011 Plan are nine non-employee directors, approximately 41,000 employees and a non-significant number of consultants (e.g., less than 10) of DaVita and its subsidiaries and affiliates, as determined by the Administrator.

LIMITATION ON AWARDS AND SHARES AVAILABLE

As of December 31, 2011, there were 10,205,564 stock-settled stock appreciation rights, 10,000 cash-settled stock appreciation rights and 513,108 stock units outstanding, and 8,405,431 shares available for future grants, under the 2011 Plan. Since its inception in 2002, a cumulative aggregate of 34,178,338 (38,678,338 if the Amendment is approved by our stockholders) shares have been reserved under the 2002 Plan, as amended and restated by the 2011 Plan, including shares directly authorized under the plan, shares inherited from predecessor plans, and shares reserved under the plan from repurchases under a prior replenishment provision that was terminated in 2007. The shares of our common stock covered by the 2011 Plan may be shares in treasury, authorized but unissued shares, or shares purchased in the open market.

If any shares subject to an award under the 2011 Plan that is not a Full Value Award are forfeited or expire or such award is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2011 Plan. To the extent that a Full Value Award is forfeited or expires or such award is settled for cash, the shares available under the 2011 Plan will be increased by 3.0 (3.5 for full value awards granted after the approval of the Amendment by our stockholders) shares subject to such Full Value Award. However, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.

The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2011 Plan.

Awards granted under the 2011 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right) will not reduce the shares authorized for grant under the 2011 Plan. Additionally, in the event that a company acquired by us or any of our subsidiaries or affiliates or with which we or any of our subsidiaries or affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2011 Plan and will not reduce the shares authorized for grant under the 2011 Plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to us or any of our subsidiaries or affiliates immediately prior to such acquisition or combination.

The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2011 Plan during any 12 month period is 2,250,000 and the maximum amount that may be paid in cash to any one participant during any calendar year is $10,000,000.

LIMITATION ON FULL VALUE AWARD VESTING

Except as may be determined by the Administrator in the event of a consummation of a change of control, or the holder’s death, disability, or retirement, a Full Value Award will not become fully vested earlier than three years from the grant date (two years in the case of an employee who is not an executive of the company or in the case of performance-based Full Value Awards, over a period of not less than one year); provided, however, that notwithstanding the foregoing, Full Value Awards (a) that do not exceed in the aggregate of 5% of the total number of shares available under the 2011 Plan will not be subject to the minimum vesting provisions and (b) the company may grant a Full Value Award to employees newly hired by the company or any of its subsidiaries without respect to such minimum vesting provisions.

AWARDS

The 2011 Plan provides for the grant of ISOs, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock, performance-based awards, dividend equivalents, stock payments, deferred stock unit awards and deferred stock awards.

Stock options, including ISOs, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2011 Plan. The option exercise price of all stock options granted pursuant to the 2011 Plan will not be less than 100% of the fair market value of our common stock on the date of grant. In general, the fair market value shall be the closing sales price for a share of our common stock as quoted on the principal securities market on which shares of our common stock are traded on the date of grant, which as of April 13, 2012 was $85.77. Stock options may vest and become exercisable as determined by the Administrator, but in no event may a stock option have a term extending beyond the fifth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as Section 422 of the Code provides.

Stock appreciation rights may be granted pursuant to the 2011 Plan. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right (the number of shares of which are the “base shares”), to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share of the stock appreciation right from the fair market value at the time of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised (in the event the stock appreciation right is settled in shares, the shares obtained are the “gain shares”), subject to any limitations imposed by the Administrator. The exercise or base price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the fifth anniversary of the date of grant. No portion of a stock appreciation right which is unexercisable at the time the holder’s employment with us terminates will thereafter become exercisable, except as may be otherwise provided by the Administrator. Payment pursuant to the stock appreciation right awards may be in cash, shares, or a combination of both, as determined by the Administrator.

Restricted stock units may be granted pursuant to the 2011 Plan. A restricted stock unit award provides for the issuance of our common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to us or any of our subsidiaries or affiliates. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and a holder of restricted stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares of common stock are issued. Restricted stock units generally will be forfeited and the underlying shares of our common stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. On the distribution dates, we will transfer to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Restricted stock units may constitute, or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted stock may be granted pursuant to the 2011 Plan. A restricted stock award is the grant of shares of our common stock at a price determined by the Administrator, if any, to be paid by the holder to us with respect to any restricted stock award, with cash, services or any other consideration that the Administrator deems acceptable, subject to the requirements of law, and which is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Administrator. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. Restricted stock generally may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Dividend equivalents may be granted pursuant to the 2011 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2011 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula, at such time and subject to such limitations as may be determined by the Administrator. In addition, dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.

Stock payments may be granted pursuant to the 2011 Plan. A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred stock units may be granted pursuant to the 2011 Plan. The number of deferred stock units will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each deferred stock unit entitles its holder to receive one share of common stock on the date the deferred stock unit becomes vested or upon a specified settlement date thereafter. Except as otherwise determined by the Administrator, shares underlying a deferred stock unit award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a holder of deferred stock units shall have no rights as a stockholder with respect to such deferred stock units until the award of deferred stock units has vested and any other applicable conditions and/or criteria have been satisfied and the shares of common stock underlying the award have been issued to the holder.

Deferred stock may be granted pursuant to the 2011 Plan. Deferred stock provides for the deferred issuance to the holder of shares of our common stock. The number of shares of deferred stock will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute, or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409 A of the Code are not met.

Performance awards may also be granted pursuant to the 2011 Plan. Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares, equity awards or a combination of cash, shares or equity awards. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance awards may be payable upon the attainment of pre-established performance goals based on one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator. The Administrator will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 1 62(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

Performance-based compensation under Section 162(m). The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for, federal income tax purposes. Under the 2011 Plan, these performance-based awards may be stock, equity, or cash awards or a combination. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by our Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	gross or net sales or revenue;

•	net income (either before or after taxes);

•	adjusted net income;

•	operating earnings or profit;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

•	total stockholder return;

•	return on sales;

•	gross or net profit or operating margin;

•	costs;

•	funds from operations;

•	expenses;

•	working capital;

•	earnings per share;

•	adjusted earnings per share;

•	price per share of our common stock;

•	regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects;

•	market share; and

•	economic value,

any of which may be measured with respect to us, or any subsidiary, affiliate or other internal unit of ours, either in absolute terms, terms of growth or as compared to any incremental increase, or as compared to results of a peer group. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Except as provided by the Compensation Committee, the achievement of each performance goal will be determined in accordance with U.S. generally accepted accounting principles, international financial reporting standards, or such other accounting principles or standards as may apply to our financial statements under the U.S. federal securities laws from time to time, to the extent applicable. At the time of grant, the Compensation Committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by us during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

•	any other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of our core, on-going business activities;

•	items related to acquired in-process research and development;

•	items relating to changes in tax laws;

•	items relating to major licensing or partnership arrangements;

•	items relating to asset impairment charges;

•	items relating to gains or losses for litigation, arbitration and contractual settlements; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Payment Methods. The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2011 Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a fair market value at the time of delivery equal to the aggregate payments required; (3) other property acceptable to the Administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale); or (4) other form of legal consideration acceptable to the Administrator. However, no participant who is a member of the Board of Directors or an “executive officer” of DaVita within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2011 Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act. Only whole shares of common stock may be purchased or issued pursuant to an award. No fractional shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Vesting and Exercise of an Award. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right may only be exercised while such person remains an employee or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with us or one of our subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including, a change in control or a holder’s termination of employment or service with us or otherwise.

Transferability. No award under the 2011 Plan may be transferred other than by will or the then applicable laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the 2011 Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the 2011 Plan or the applicable award agreement. Notwithstanding the foregoing, the Administrator may permit an award holder to transfer an award other than an ISO to any “family member” of the holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Administrator, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions.

Forfeiture, Recoupment and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2011 Plan, the Administrator shall have the right to provide, in an award agreement or otherwise, or to require a holder to agree by separate written instrument, that (a) (i) any economic benefit received by the holder upon any receipt or exercise of the award, or upon the receipt or resale of any shares of common stock underlying the award, must be paid to the company, and (ii) the award shall terminate and any unexercised portion of the award shall be forfeited, if (x) a termination of service occurs within a specific time period following receipt or exercise, (y) the holder at any time, or during a specified time period, engages in any activity in competition with the company, or which is contrary to the interests of the company, or (z) the holder incurs a termination of service for “cause” (as determined in the Administrator’s discretion or as set forth in a written agreement between the company and the holder); and (b) all awards (including any economic benefit received by the holder upon any receipt or exercise of any award or upon the receipt or resale of any shares of common stock underlying the award) shall be subject to the provisions of any recoupment or clawback policies implemented by the company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such recoupment or clawback policies and/or in the applicable award agreement.

ADJUSTMENT PROVISIONS

Certain transactions with our stockholders not involving our receipt of consideration, such as stock splits, spin-offs, stock dividends or certain recapitalizations may affect the shares or the share price of our common stock (which transactions are referred to collectively as equity restructurings). In the event that an equity restructuring occurs, the Administrator will equitably adjust the class of shares issuable and the maximum number and kind of shares of our common stock subject to the 2011 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our common stock. The Administrator will also adjust the number and kind of shares for which automatic grants are subsequently to be made to new and continuing non-employee directors pursuant to the 2011 Plan. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Administrator determines that an adjustment to the 2011 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2011 Plan, the Administrator will equitably adjust the 2011 Plan as to the class of shares issuable and the maximum number of shares of our common stock subject to the 2011 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our common stock in such manner as it may deem equitable.

AMENDMENT AND TERMINATION

The Board of Directors may terminate, amend or modify the 2011 Plan at any time; however, except to the extent permitted by the 2011 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the 2011 Plan, (ii) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, except with respect to any Substitute Award.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2011 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2011 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2011 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

If an optionee is granted a non-qualified stock option under the 2011 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares of our common stock purchased at such time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock purchased over the exercise price constitutes alternative minimum taxable income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If, however, stock acquired upon exercise of an ISO is disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of the stock on the date of exercise over the exercise price, and we or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of settlement based on the amount of cash paid and the fair market value of the stock transferred at such time. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we or our subsidiaries or affiliates will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2011 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Qualified “performance-based compensation” is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise or base price of the option or stock appreciation right is not less than the fair market value of the stock on the date of grant), and for awards other than options and stock appreciation rights, established performance criteria must be met before the award actually will vest or be paid.

The 2011 Plan is designed to meet the requirements of Section 162(m); however, awards other than options and stock appreciation rights granted under the 2011 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2011 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

Equity Grants as of April 13, 2012

The following table sets forth summary information concerning the number of shares of our common stock subject to equity grants made under the 2002 Plan and 2011 Plan to our named executive officers, directors, director nominees and employees as of April 13, 2012. Any other future awards to be received by any individual or group under the 2011 Plan are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the Administrator.

Individual or Group	Number of Shares Underlying SSAR/Option Grants	Number of Shares Underlying Stock Unit Awards
Kent J. Thiry, Chairman of the Board of Directors and Chief Executive Officer	5,050,000	112,500
Dennis L. Kogod, Chief Operating Officer	1,180,000	42,500
Javier J. Rodriguez, President	1,009,000	30,000
Luis A. Borgen, Former Chief Financial Officer	80,000	15,000
Kim M. Rivera, Chief Legal Officer and Corporate Secretary	120,000	5,000
All current executive officers as a group	8,807,500	240,750
All current non-employee directors as a group	801,578	78,839
Pamela M. Arway	39,000	3,104
Charles G. Berg	65,786	5,348
Willard W. Brittain, Jr.	65,153	3,854
Carol Anthony (“John”) Davidson	15,000	1,356
Paul J. Diaz	51,000	3,853
Peter T. Grauer	171,000	20,851
John M. Nehra	144,000	14,865
William L. Roper	171,000	19,551
Roger J. Valine	79,639	6,057
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All employees, including current officers who are not executive officers, as a group	17,518,384	933,984

The Board of Directors recommends a vote FOR the approval of the Amendment to our 2011 Incentive Award Plan.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REGARDING EXECUTIVES TO RETAIN SIGNIFICANT STOCK

We expect the following proposal to be presented by a stockholder at the annual meeting. The Board of Directors has recommended a vote AGAINST this proposal for the reasons set forth following the proposal. The name, address and share holdings of the stockholder proponent and co-filer will be supplied promptly to a stockholder upon the company’s receipt of an oral or written request. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received by the stockholder.

EXECUTIVES TO RETAIN SIGNIFICANT STOCK

RESOLVED, Shareholders urge that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until one-year following the termination of their employment and to report to shareholders regarding this policy before our next annual shareholder meeting.

Stockholder’s Statement Supporting Proposal No. 5

Shareholders recommend that a percentage of at least 33% of net after-tax stock be required. This policy shall apply to future grants and awards of equity pay and should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to executives. This proposal asks for a retention policy starting as soon as possible.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans after employment termination would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that at least hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to make our company more competitive:

The Corporate Library, an independent investment research firm rated DaVita “D” with “High Governance Risk” and “Very High Concern” in Executive Pay—$14 million for CEO Kent Thiry.

Long-term incentive pay for executives continued to be in the form of time-vesting equity pay such as market-priced stock options and restricted stock units (RSU). Equity pay given for long-term incentive pay should include performance-vesting conditions. Mr. Thiry was given 300,000 options (2,300,000 over the last four years) and 75,000 RSU’s in 2010 with a combined given date value of $9 million and realized over $6 million from the exercise of 385,000 options (and about $58 million from the exercise of options over the last four years).

Plus our CEO was potentially entitled to $40 million if there was a change in control. Executive pay polices such as these are not in the interests of shareholders.

Peter Grauer, with 17-years tenure (independence concern), was still our Lead Director after receiving our highest negative votes. This was compounded by Mr. Grauer also sitting on our Executive Pay Committee and chairing our Nomination Committee. Plus our Nomination Committee appeared to be most of the board members rather than a committee of the board. This could suggest that it was dominated by its chairman. Eight of our directors each received double-digits in negative votes.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance to make our company more competitive:

Executives To Retain Significant Stock—Yes on 5.

The Company’s Statement in Opposition to Proposal No. 5

The Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

We agree that meaningful, long-term stock ownership aligns executives’ interests with stockholders, promotes a focus on the company’s long-term success and discourages unreasonable risk-taking. However, we believe our current policies and programs achieve this goal effectively.

The company’s executive compensation program, which is discussed at length in this Proxy Statement under “Compensation Discussion and Analysis,” emphasizes compensation based on performance and is designed to align the interests of our executives with those of our stockholders by providing a significant portion of total compensation in the form of stock based awards. These awards are part of a carefully balanced compensation package designed to attract and retain the very best, and contain vesting and other provisions that tie compensation to the long-term performance of the company and the interests of its stockholders.

Consistent with the belief in the importance of equity compensation, the company has established a stock ownership policy that applies to all of our executive officers. This policy, which has been in effect since 2002, applies to all full-time members of our management team at the vice president level and above and any part-time vice presidents who continue to receive stock-based awards under our equity compensation programs, and requires them to accumulate a meaningful ownership stake in the company over time by retaining a specified financial interest in our common stock. See “Executive Compensation Process & Governance—Management Share Ownership Policy” beginning on page 54 of this Proxy Statement for more information regarding our management share ownership policy. As of December 31, 2011, all of the members of our management team to whom the policy applies were in compliance with the policy, and as of such date the stock ownership of our chief executive officer, our president, our chief operating officer and our chief financial officer was greater by 280%, 673%, 266% and 266%, respectively, than the amounts required under the policy. The company believes that these guidelines have for the most part achieved objectives that are similar to those sought to be achieved under the proposal, without subjecting the executives to some of the negative consequences that could result from adopting the proposal.

The Compensation Committee believes that a compensation policy that imposes an ownership requirement that extends beyond a senior executive’s term of employment, when the executive is no longer in a position to influence the company’s direction and future, would not serve the purposes of our compensation program and would unduly interfere in the retirement and estate planning of our senior executives. Such a policy could diminish our ability to attract and retain the talented executives who are critical to our long-term success, as such executives might find more attractive equity compensation without such restrictions that is offered by another employer seeking their services.

Because equity compensation is the largest element of compensation for our executive officers, the company’s stock makes up a substantial proportion of their net worth. These executives may have legitimate needs to diversify their portfolios. Further, requiring executive officers to retain a significant stock ownership position beyond termination or retirement could motivate executives to leave the company early in order to realize the value of their equity compensation. Executive officers already retain a financial stake in the company’s performance after termination or retirement because, under the company’s so-called “clawback policy,” the company has the right to repayment of bonus and incentive compensation paid to him or her, including gains realized on stock awards, based on financial statements that are required to be restated.

We have designed our stock ownership guidelines and other compensation policies to ensure that our executives are focused on the company’s long-term success and that their interests are aligned with those of our stockholders, which are the stated goals of the proponent. We believe the current stock ownership guidelines strike the right balance between ensuring that our executives own significant amounts of company equity while allowing them to prudently manage their personal financial matters.

The company imposes restrictions on the ability of all employees, including senior executives, to engage in certain transactions involving their holdings in company stock, including short sales, trading in options and other speculative investment transactions. These policies encourage our senior executives to implement an operating strategy for the company that focuses on long-term growth and performance and discourage our executives from engaging in transactions having the primary objective of realizing short-term gains.

The affirmative vote of a majority of the shares of common stock present at the annual meeting, in person or by proxy and entitled to vote thereon, is required for the approval of this proposal.

For these reasons, the Board of Directors recommends that you vote AGAINST this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our common stock as of March 31, 2012 by (a) all persons known by us to own beneficially more than 5% of our common stock, (b) each of our directors and named executive officers, and (c) all of our directors, named executive officers and other executive officers as a group. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of the company.

Name and address of beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned
TimesSquare Capital Management, LLC(2)	6,042,931	6.4%
1177 Avenue of the Americas, 39th Floor
New York, NY 10036
BlackRock, Inc.(3)	5,482,336	5.8%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.(4)	4,998,406	5.3%
100 Vanguard Blvd.
Malvern, PA 19355
Kent J. Thiry(5)	1,437,760	1.5%
Dennis L. Kogod(6)	278,770	*
Javier J. Rodriguez(7)	347,463	*
Luis A. Borgen(8)	3,517	*
Kim M. Rivera(9)	22,500	*
Pamela M. Arway(10)	22,558	*
Charles G. Berg(11)	45,052	*
Willard W. Brittain, Jr.(12)	19,104	*
Carol Anthony (“John”) Davidson(13)	5,106	*
Paul J. Diaz(14)	17,312	*
Peter T. Grauer(15)	23,042	*
John M. Nehra(16)	116,618	*
William L. Roper(17)	64,984	*
Roger J. Valine(18)	61,081	*
All directors, named executive officers and other executive officers as a group (20 persons)(19)	2,726,197	2.8%

*	Amount represents less than 1% of our common stock.
(1)	Unless otherwise set forth in the following table, the address of each beneficial owner is 1551 Wewatta Street, 6th Floor, Denver, Colorado, 80202.
(2)

Based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2012, these securities are owned by investment advisory clients of TimesSquare Capital Management, LLC (“Times Square”). In its role as investment advisor, Times Square has sole voting power with respect to 4,456,981 shares and sole dispositive power with respect to 6,042,931 shares.

(3)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2012, BlackRock, Inc. may be deemed to be the beneficial owner of 5,482,336 shares with sole power to vote and sole power to dispose of all 5,482,336 shares as a result of being a parent holding company or control person.

(4)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 8, 2012, The Vanguard Group, Inc., an investment adviser, has sole voting power with respect to 130,905 shares, sole dispositive power with respect to 4,867,501 shares and shared dispositive power with respect to 130,905 shares.

(5)

Includes 148,177 shares held in a family trust and 1,270,833 shares issuable upon the exercise of SSARs and 18,750 RSUs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012.

(6)	Includes 278,770 shares issuable upon the exercise of SSARs and 9,375 RSUs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012.
(7)	Includes 294,332 shares issuable upon the exercise of SSARs and 3,499 RSUs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012.
(8)	None of the SSARs or RSUs held by Mr. Borgen is exercisable as of, or will become exercisable within 60 days after, March 31, 2012.
(9)	Includes 22,500 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012.
(10)

Includes 19,500 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 156 vested but unissued restricted stock units.

(11)

Includes 36,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 156 vested but unissued restricted stock units.

(12)

Includes 12,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 156 vested but unissued restricted stock units.

(13)

Includes 3,750 shares issuable upon the exercise of SSARS, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 156 vested but unissued restricted stock units.

(14)

Includes 3,750 and 12,000 shares issuable upon the exercise of options and SSARs, respectively, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 156 vested but unissued restricted stock units.

(15)

Includes 18,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 1,786 vested but unissued restricted stock units.

(16)

Includes 62,332 shares held in a family trust and 54,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 286 vested but unissued restricted stock units.

(17)

Includes 54,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 286 vested but unissued restricted stock units.

(18)

Includes 10,639 and 36,000 shares issuable upon the exercise of options and SSARs, respectively, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 286 vested but unissued restricted stock units.

(19)

Includes 14,389 and 2,317,979 shares issuable upon the exercise of options and SSARs, respectively, and 35,169 RSUs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2012, and 3,424 vested but unissued restricted stock units.

Information Concerning Our Executive Officers

Name	Age	Position
Kent J. Thiry	56	Chairman of the Board of Directors and Chief Executive Officer
Luis A. Borgen	42	Former Chief Financial Officer
James K. Hilger	50	Interim Chief Financial Officer and Chief Accounting Officer
Dennis L. Kogod	52	Chief Operating Officer
Laura A. Mildenberger	53	Chief People Officer
Allen R. Nissenson, MD, FACP	65	Chief Medical Officer
Kim M. Rivera	43	Chief Legal Officer and Corporate Secretary
Javier J. Rodriguez	41	President
David T. Shapiro	42	Chief Compliance Officer
Thomas O. Usilton, Jr.	60	Senior Vice President
LeAnne M. Zumwalt	53	Group Vice President

Our executive officers are elected by, and serve at the discretion of, the Board of Directors. Set forth below is a brief description of the business experience of all executive officers other than Mr. Thiry, who is also a director and whose business experience is set forth above in the section of this Proxy Statement entitled “Information Concerning Members of the Board of Directors Standing for Reelection.”

Luis A. Borgen became our chief financial officer in May 2010 and served in that capacity until April 2012, when he resigned from the company. Prior to serving as chief financial officer of the company, he served as our senior vice president beginning in March 2010. From February 2009 until joining us, Mr. Borgen served as senior vice president, finance for the U.S. retail division of Staples, an office products company, where he played a role in strategy development and business planning efforts. From June 2005 until January 2009, Mr. Borgen served as the vice president, finance for the U.S. retail division of Staples. From July 2002 to June 2005, Mr. Borgen served as vice president, corporate financial planning and analysis of Staples where he led the global business planning efforts. From February 1999 to June 2002, Mr. Borgen served in the corporate treasury department of Staples, including as vice president and assistant treasurer.

James K. Hilger became our interim chief financial officer in April 2012 in connection with Mr. Borgen’s resignation from the company and continues to serve as our chief accounting officer, a position he has held since April 2010. Prior to April 2010, Mr. Hilger served as our vice president and controller since May 2006, after having served as our vice president, finance beginning in September 2005. Mr. Hilger was our acting chief financial officer from November 2007 through February 2008. From September 2003 until joining us, Mr. Hilger served as vice president, finance and administration and chief financial officer of Pyramid Breweries, a brewer of specialty beverages. From December 1998 to July 2003, Mr. Hilger served in positions as chief executive officer and chief financial officer of WorldCatch, Inc., a seafood industry company. From 1987 until joining WorldCatch, Inc., Mr. Hilger held a variety of senior financial positions in the food industry. Mr. Hilger began his career in public accounting with Ernst & Whinney.

Dennis L. Kogod became our chief operating officer in January 2009 and prior to that, he served as our president-west beginning in October 2005. From January 2004 until joining us, Mr. Kogod served as president and chief operating officer-west of Gambro Healthcare, Inc., which we acquired in October 2005. From July 2000 to January 2004, Mr. Kogod served as president, west division of Gambro Healthcare, Inc. From June 1999 to July 2000, Mr. Kogod was president of Teleflex Medical Group, a medical original equipment manufacturer of medical delivery systems. From January 1996 to June 1999, Mr. Kogod was corporate vice president of Teleflex Surgical Group, a surgical device and service organization. Mr. Kogod served on the board of directors of Arbios Systems, Inc., a medical device and cell-based therapy company.

Laura A. Mildenberger became our chief people officer in July 2008, having joined us in October 2001 as vice president of operations. Prior to joining us, Ms. Mildenberger served as vice president of operations for the western U.S. for Matrix Rehabilitation, a physical therapy outpatient company, from March 2000 to October 2001. From 1993 to 2000, Ms. Mildenberger served as a general manager for NovaCare Outpatient Rehabilitation, a provider of physical and occupation therapy services. From 1988 to 1993, Ms. Mildenberger was the executive vice president/principal of Worker Rehabilitation Services, a multi-site physical rehabilitation company. Ms. Mildenberger began her career as an occupational therapist at the Mayo Clinic.

Allen R. Nissenson, MD, FACP, became our chief medical officer in August 2008. He is an emeritus professor of medicine at the David Geffen School of Medicine at UCLA, where he served as director of the dialysis program from 1977 to 2008 and associate dean from 2005 to 2008. Dr. Nissenson was the president of the Southern California End-Stage Renal Disease Network from 2005 to 2007. Dr. Nissenson was the president of the National Anemia Action Council from 2001 to 2007. Dr. Nissenson was the president of the Renal Physicians Association from 1999 to 2001.

Kim M. Rivera became our chief legal officer and secretary in July 2011, and prior to that served as our vice president, general counsel and secretary since January 2010. From February 2006 to November 2009, Ms. Rivera served as vice president and associate general counsel of The Clorox Company, a consumer products company. From August 2004 to February 2006, Ms. Rivera served as vice president law and chief litigation counsel to Rockwell Automation, Inc., a provider of industrial automation control and information solutions. From November 1999 to August 2004, she served as general counsel to Rockwell’s Automation Control and Information Group. Prior to joining Rockwell, Ms. Rivera was an attorney at the law firm of Jones Day.

Javier J. Rodriguez became our president in February 2012. Mr. Rodriguez served as our senior vice president from April 2006 to February 2012. From December 2003 to April 2006, Mr. Rodriguez served as our vice president value management, operations. From August 1999 to December 2003, Mr. Rodriguez served as our vice president of payor contracting. From July 1998 to August 1999, Mr. Rodriguez served as divisional financial analyst. Prior to joining DaVita, Mr. Rodriguez worked for Baxter Healthcare Corporation in Finance from 1995 to 1996. He also served as Director of Operations for CBS Marketing Inc. in Mexico City.

David T. Shapiro became our chief compliance officer in October 2008 having joined us in March 2008 as the deputy chief compliance officer. Additionally, from October of 2008 until July 2011, Mr. Shapiro served as senior vice president. Prior to joining us, Mr. Shapiro was counsel at the Pepper Hamilton law firm from March 2007 through February 2008, during which time he represented health care clients in government investigations and compliance issues. From October 2003 through March 2007, Mr. Shapiro served as a trial attorney with the Civil Frauds Section of the United States Department of Justice. From June 1999 through October 2003, Mr. Shapiro was an attorney with the law firm Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in Washington, DC.

Thomas O. Usilton, Jr. has served as our senior vice president since April 2006 and from July 2010 until July 2011 served as our chief development officer. Prior to that, he served as our group vice president beginning in August 2004. From February 2000 until joining us, Mr. Usilton served as president and chief executive officer of Digital Insurance Inc., a health and welfare brokerage and services company. From 1995 until founding Digital Insurance Inc. in 2000, Mr. Usilton was senior vice president of Vivra Specialty Partners, a national physicians practice management company. Prior to joining Vivra Specialty Partners, Mr. Usilton served as president and chief executive officer of Premier Asthma and Allergy, a disease management company specializing in asthma management. From 1986 to 1987, Mr. Usilton was general manager and executive vice president of CIGNA Corporation. Prior to his employment with CIGNA Corporation, from 1978 to 1985, he served as executive vice president for Health America Inc., a national leader in the Health Maintenance Organization medical insurance field.

LeAnne M. Zumwalt became our group vice president in July 2011. From January 2000 to July 2011, Ms. Zumwalt served as vice president and currently oversees our public policy and government relations and our purchasing functions. Ms. Zumwalt has served in various capacities with us and served as our vice president investor relations from January 2000 through October 2009. From 1997 to 1999, Ms. Zumwalt served as chief financial officer of Vivra Specialty Partners, a privately held health care service and technology firm. From 1991 to 1997, Ms. Zumwalt held various executive positions at Vivra Incorporated, a publicly held provider of dialysis services. Prior to joining Vivra Incorporated, Ms. Zumwalt was a senior manager at Ernst & Young, LLP. Ms. Zumwalt serves on the board of directors of The Advisory Board Company.

None of the executive officers has any family relationship with any other executive officer or with any of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 2011, except that (1) one Form 4 was inadvertently filed late for Messrs. Grauer, Rodriguez and Borgen, each relating to a single transaction to acquire shares of the company’s common stock, and (2) two Form 4s were inadvertently filed late for Mr. Shapiro relating to two separate transactions to dispose shares of the company’s common stock, and (3) one Form 4 was inadvertently filed late for Ms. Mildenberger relating to two transactions to acquire and six transactions to dispose of the company’s shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of stock options, SSARs, restricted stock units and other rights under all of our existing equity compensation plans as of December 31, 2011, including our omnibus 2011 Incentive Award Plan (formerly known as our 2002 Equity Compensation Plan) and our Employee Stock Purchase Plan. The material terms of these plans are described in Note 17 to the consolidated financial statements, which are part of our Annual Report on Form 10-K for the year ended December 31, 2011.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	Total of shares reflected in columns (a) and (c)
	(a)	(b)	(c)	(d)
Equity compensation plans approved by stockholders	10,728,672	$56.90	9,192,928	19,921,600
Equity compensation plans not requiring stockholder approval	—	—	—	—

Total	10,728,672	$56.90	9,192,928	19,921,600

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation program for our named executive officers. As of December 31, 2011, our named executive officers consisted of Kent J. Thiry, our chairman of the Board of Directors and chief executive officer, Dennis L. Kogod, our chief operating officer, Javier J. Rodriguez, our president, Luis A. Borgen, our chief financial officer, and Kim M. Rivera, our chief legal officer and corporate secretary.

EXECUTIVE SUMMARY

DaVita is a leading provider of kidney dialysis services in the United States through a network of approximately 1,809 outpatient dialysis centers and approximately 900 hospitals, serving approximately 142,000 patients in 43 states. In 2011, our overall network of dialysis centers increased by 208 centers primarily as a result of opening new centers and acquisitions. In addition, the overall number of patients that we serve in the U.S. increased by approximately 13.0%. We believe our attention to these three stakeholders—our patients, our business partners, and our teammates—represents the major driver of our long-term performance, although we are subject to the impact of external factors such as government reimbursement policies and physician practice patterns.

We design our compensation programs for executive officers to attract and retain outstanding leaders who possess the skills and talent necessary to achieve our business goals and objectives. Ultimately, our objective is to continue to create long-term stockholder value by generating strong overall revenue growth, market share increases, improvements in cost per treatment, operating income growth, operating margin growth, increases in earnings per share and improvement in our debt to equity ratio. In order to achieve this objective, we have established an executive compensation program that is intended to: (i) reward strong company performance; (ii) align our executives’ interests with our stockholders’ interests and (iii) be competitive within the health care services, diagnostics and solutions market so that we can attract and retain outstanding executives.

Pay-For-Performance

When establishing the compensation for our named executive officers for 2011, the Compensation Committee gave significant weight to our sustained record of strong operating performance, our improvement in strategic positioning and our continued strong clinical performance, particularly in light of general economic volatility and significant industry regulatory challenges and uncertainty.

Our overall financial, operating and TSR performance was very strong for 2011 and we believe that the named executive officers were instrumental in achieving these results. Our major financial operating performance indicators in 2011 were as follows:

•

we experienced a one-year TSR of 9.1%, compared to the median one-year TSR of 0.8% in our Global Industry Classification Standard (“GICS”) group and the median one-year TSR of -2.2% in our comparator peer group;

•	we returned approximately $323 million to our stockholders through our stock buy-back program;

•	we experienced strong operating cash flow of $1,180 million;

•	our consolidated revenue growth was approximately 8.5%;

•	normalized non-acquired treatment growth was 4.6%;

•	we experienced an increase of approximately 9.1% in the overall number of treatments that we provided; and

•	our consolidated operating income growth was approximately 13.4%, which includes the impact of a noncash goodwill impairment charge of 2.4%.

DaVita’s total stockholder return from the first quarter of 2000 (our CEO’s first full quarter with the company) through the fourth quarter of 2011 was approximately 2400%, exceeding the return of all other current S&P 500 companies over that period.

We believe our clinical outcomes compare favorably with other dialysis providers in the United States and generally exceed the dialysis outcome quality indicators of the National Kidney Foundation. Key clinical outcomes in 2011 were the best in the company’s history.

The Compensation Committee balanced its evaluation of our performance in 2011 by also considering the potential impact on DaVita and our industry of healthcare reform and other significant healthcare regulatory changes, including changes to government reimbursement policies. In 2011, we continued to lead industry public policy efforts, achieving favorable outcomes for the industry and the company. When establishing 2011 compensation for our named executive officers, the Compensation Committee considered these and other factors in the context of individual named executive officer performance.

Our compensation programs for our named executive officers emphasize compensation based on performance and are designed to align our named executive officers’ interests with those of our stockholders and to permit individuals who have performed well in creating significant long-term value for the company and its stockholders to share in the value generated. To this end, our compensation programs emphasize variable compensation in the form of cash and equity awards over fixed compensation. In light of this emphasis, the Compensation Committee determined to limit increases to fixed compensation amounts in 2011 such that the base salaries of our named executive officers were retained at 2010 levels, other than Mr. Rodriguez (whose compensation was increased in December 2011) and Ms. Rivera (see “Elements of Compensation—Base Salary” for more information on their respective base salary increases). The following pie charts illustrate the allocation of the total direct compensation that the named executive officers earned for 2011:

The Compensation Committee believes that the above compensation structure struck an appropriate balance by promoting long-term stockholder value without motivating or rewarding excessive risk-taking.

The following graph illustrates how cash performance bonuses over the past three years varied with changes in our operating income:

To further illustrate our emphasis on compensation based on performance and our commitment to align the interests of our named executive officers with those of our stockholders, the following graph illustrates how our chief executive officer’s compensation over the past five years varied with changes in our TSR for the same period (indexed to the commencement year of the graph, i.e., 2007):

Stockholder Interest Alignment

We believe that our equity awards further serve to align the interests of our executives with the long-term interests of our stockholders by providing our executives with an opportunity to benefit from the appreciation of our stock price, by providing for vesting over a period of time and by requiring executives to accumulate meaningful ownership through our stock ownership policy. Therefore, a primary objective of our executive compensation programs is to provide a significant portion of compensation in the form of equity awards. For 2011, equity awards ranged from 48% to 74% of our named executive officers’ compensation. Further, the equity awards granted in 2011 vest commencing on the third anniversary of the date of grant, such that the awards vest 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary of the date of grant, with the exception of an equity grant to Mr. Rodriguez in December 2011 (see “Determining Award Amounts” for further detail on the vesting schedule of this equity award). The vesting schedules are intended to assist in the long-term retention of such named executive officers and further align the interests of our executives with the long-term interests of our stockholders. Stock-based compensation creates an incentive for the named executive officer to contribute to the overall success of the company and to take actions that result in the creation of long-term stockholder value.

Market Competitiveness

We evaluate the overall competitiveness of our executives’ total direct compensation each year in order to assist in executive retention. For 2011, the Compensation Committee retained Compensia, an independent national compensation consulting firm, to perform a comprehensive market analysis of our executive compensation programs and pay levels. See “Role of Independent Compensation Consultant” beginning on page 54 of this Proxy Statement and “Corporate Governance—Information Regarding the Board of Directors and its Committees—Compensation Committee” beginning on page 9 of this Proxy Statement for detailed discussion of the services provided by Compensia in 2011.

In 2012, Compensia provided the Compensation Committee with an analysis of comparative market data on the cash, stock-based compensation and total compensation for senior executives at a group of comparable companies within our industry. In addition to public executive compensation data, the Compensation Committee reviewed the compensation practices of our comparator peer group for purposes of benchmarking and to understand general compensation practices of our peers, consisting of the following companies, which are all in the health care services, diagnostics and solutions markets:

Company(1)	1-Year TSR(2)	Market Capitalization (in millions)(3)	Net Income for Last 4 Quarters (in millions)(4)	Revenue for Last 4 Quarters (in millions)(4)
Community Health Systems, Inc.	-46.8%	$1,818	$241	$13,627
Coventry Health Care, Inc.	0.3%	$4,499	$543	$12,187
Express Scripts, Inc.	-9.2%	$25,494	$1,276	$46,272
HCA Holdings, Inc.	N/A	$12,147	$2,465	$32,506
Health Management Associates, Inc.	-29.6%	$1,781	$179	$5,805
Health Net, Inc.	32.3%	$3,179	$72	$11,901
HealthSouth Corporation	-14.7%	$1,796	$938	$2,030
Kindred Healthcare, Inc.	-34.4%	$640	$39	$5,135
Laboratory Corporation of America Holdings	1.7%	$8,976	$520	$5,542
Lincare Holdings Inc.	-2.1%	$2,264	$177	$1,848
Magellan Health Services, Inc.	0.8%	$1,387	$133	$2,827
MEDNAX Services, Inc.	7.7%	$3,557	$218	$1,588
Omnicare, Inc.	27.3%	$3,770	$(10)	$6,184
Quest Diagnostics Incorporated	2.8%	$9,057	$471	$7,511
Tenet Healthcare, Inc.	-20.5%	$2,603	$232	$9,523
Universal Health Services, Inc.	-1.5%	$4,093	$340	$7,221

Summary Statistics:
75th Percentile	2.2%	$5,618	$526	$11,972
50th Percentile	-1.5%	$3,368	$236	$6,702

DaVita	10.8%	$8,027	$478	$6,982
DaVita Percentage Rank	87%	79%	68%	52%

(1)	The Company’s peer group was compiled by Compensia.
(2)	Data as of January 31, 2012.
(3)	Data as of February 27, 2012.
(4)	Data generally through December 31, 2011.

In 2011, the Compensation Committee used the comparator peer group above, except that Medco Health Solutions, Inc. and WebMD Health Corp. were also included in the 2011 comparator peer group and Coventry Health Care, Inc. and Health Net, Inc. were not included in the 2011 comparator peer group. Coventry Health Care, Inc. and Health Net, Inc. were added to the 2012 comparator peer group to provide further balance to DaVita’s relative positioning among the peer group companies. The Compensation Committee considered this 2011 market data, along with other factors, in determining base salary amounts and the equity awards granted in April 2011.

Our 2012 comparator peer group includes a diverse representation in various health care services, diagnostics and solutions markets because we compete in this broad industry group for executive talent. Our comparator peer companies are comparable to us in their size, as measured by market capitalization, net income and revenues. Compensation paid by this comparator peer group is representative of the compensation we believe is required to attract, retain and motivate our executive talent. The Compensation Committee, in conjunction with Compensia, reviews the composition of this group annually and makes adjustments to the composition of the group as it deems appropriate. The majority of the companies in our comparator peer group have remained the same over the years. The group therefore provides a fairly consistent measure for comparing executive compensation.

The Compensation Committee considered Compensia’s analysis (based on publicly disclosed compensation practices) of the compensation of executives serving in similar positions at comparable companies to obtain a general understanding of current compensation practices in our industry. The analysis provided by

Compensia was used to provide context for the compensation decisions made in 2012 for 2011 performance, but the Compensation Committee’s decisions were not directly related to or otherwise based upon the comparative data. Instead, the Compensation Committee used this comparative data as one of many factors considered to set the compensation for our named executive officers. The Compensation Committee also used the analysis as a tool to assess how well the company is implementing its core compensation objective of awarding compensation weighted heavily in favor of variable compensation tied to performance. The emphasis on equity awards as compared to cash compensation was reflected in the results of Compensia’s analysis which showed that the percentage of overall average equity awards as compared to overall average cash awards for our named executive officers in 2011 was higher than the median for comparable companies.

In its 2012 report, Compensia found that the total direct compensation for our named executive officers clusters above 75% of our 16-company 2012 comparator peer group. In approving executive compensation, the Compensation Committee considered that DaVita’s market capitalization is at the 79th percentile of our 2012 comparator peer group and DaVita’s size, in terms of net income and revenue, is greater than the median of our 2012 comparator peer group. Further, the Compensation Committee notes that DaVita’s TSR was above the median one-year TSR and five-year compound average annual TSR of its industry peers (i.e., companies in the same GICS group as DaVita) and above the 80th percentile for one-year TSR and five-year and ten-year compound average annual TSRs of the 2012 comparator peer group companies. DaVita also has a record of sustained performance against the 2012 comparator peer group companies, posting above the 70th percentile for three-year operating margin and net margin and above the 60th percentile for revenue growth against the 2012 comparator peer group companies. The Compensation Committee also considers each named executive officer’s roles and responsibilities within the company, individual performance, company performance and internal pay equity in addition to the results of the competitive pay analysis.

Good Governance and Best Practices

Pursuant to our desire to maintain fair and responsible compensation programs while serving our retention objectives, we have entered into employment agreements with each of our named executive officers. Each agreement is individually negotiated and the terms vary; however, the employment agreements reflect current compensation practices and trends by, among other things: (i) not providing for any single trigger payments upon a change in control event of the company and (ii) limiting severance payments to not more than three times base salary and bonus. Further, in 2011, the Compensation Committee determined that the company will no longer enter into any new or materially amended agreements with its executives that include any excise tax gross-up provisions with respect to payments contingent upon a change in control.

In addition, our equity incentive plans prohibit repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval and our equity awards are designed so that in order to vest and earn the full benefit of the award the named executive officers must remain employed for a multi-year period. This reinforces a culture in which the company’s long-term success takes precedence over volatile and unsustainable short-term results.

Further, approximately every other year, the Compensation Committee engages an outside independent consultant to conduct an in-depth analysis of our chief executive officer’s performance as a manager during the year. The most recent assessment took place in 2011. The results of this assessment are reviewed by the Board of Directors and the Compensation Committee and is one of the many factors considered when making compensation decisions.

In 2010, the Board of Directors adopted a clawback policy that permits the Board of Directors to recover bonuses, incentive and equity-based compensation from executive officers and members of the Board of Directors whose fraud or intentional misconduct was a significant contributing factor to the company having to restate all or a portion of its financial statements. See “Executive Compensation Process & Governance—Policy Regarding Clawback of Bonuses and Incentive Compensation” for additional details.

Share Ownership Guidelines

We have a share ownership policy that applies to all of our named executive officers to strengthen the alignment of our named executive officers’ and stockholders’ interests. The purpose of the policy is to ensure that our executive officers and other members of our senior management team accumulate a meaningful ownership stake in the company over time by retaining a specified financial interest in our common stock. As of December 31, 2011, all of the named executive officers meet or exceed our share ownership policy and guidelines. See “Management Share Ownership Policy” beginning on page 54 of this Proxy Statement for more information regarding our stock ownership guidelines.

ELEMENTS OF COMPENSATION

We believe it is in the best interests of our stockholders to attract and retain talented leaders. In order to attract and retain executives who are not only outstanding leaders but who also embody our mission and values, we strive to provide compensation that is reasonable and provides the best value for our stockholders but that is also sufficient to achieve our recruitment and retention objectives. When recruiting new executives, the Compensation Committee and our chief executive officer evaluate the comparative compensation of executives within the company with similar levels of responsibility, the prior experience of the executive and expected contributions to company performance. Thereafter, each executive’s compensation is reviewed annually by the Compensation Committee and chief executive officer, and considered for adjustment based on individual performance and other factors.

When evaluating performance, we base compensation decisions on an assessment of company and individual performance over the year, taking individual accomplishments into consideration in light of the totality of circumstances together with individual potential to contribute to the company’s future growth. We believe that all of our named executive officers have the ability to influence overall company policies and performance and, accordingly, should be accountable for company-wide performance as well as the areas over which they have direct influence. The differences in total annual compensation levels among the named executive officers are based on their individual roles and responsibilities within the company and their relative individual performance. The Compensation Committee uses its judgment in awarding compensation to our named executive officers in accordance with the overall objectives of the company’s compensation programs.

The Compensation Committee takes into consideration a number of factors when determining the elements and amounts of compensation awarded to our named executive officers, including individual performance, overall financial and non-financial performance of the company for the year, individual skill sets and experience relative to industry peers, readiness for promotion, past and expected future performance, the importance and difficulty of achieving future company and individual objectives, the value of each executive’s outstanding equity awards, aggregate historical compensation, levels of responsibility and performance relative to other executives within the company, importance to the company and difficulty of replacement. The Compensation Committee also gives significant weight to our clinical performance and quality of patient care. Accordingly, company-wide patient clinical outcomes and improvements in quality of patient care, and each named executive officer’s contributions in those areas, can have a significant impact on named executive officer compensation.

The company-wide factors taken into consideration by the Compensation Committee include, but are not limited to, the following:

•

overall revenue growth, increases in our treatment volume, market share increases, improvements in cost per treatment, operating income growth, operating margin growth, increases in earnings per share and improvement in the company’s debt to equity ratio;

•	healthcare regulatory compliance initiatives;

•	improved strategic positioning;

•	improved positioning of the company for continued growth and diversification;

•	improved organizational capabilities;

•	patient growth;

•	relationships with private payors;

•	improved clinical outcomes, vaccination rates and fistula utilization;

•	relationships with medical directors;

•	selection and implementation of improved financial, operating and clinical information systems;

•	management performance in attracting and retaining high-performing employees throughout our organization and succession planning;

•	implementation of successful public policy efforts;

•	good corporate citizenship; and

•	advancement of strategic business initiatives supporting our mission to be the provider, partner and employer of choice.

The Compensation Committee considers the foregoing items subjectively. There is no formal weighting of the individual elements considered and no particular elements are required to be considered with respect to a given individual or in any particular year.

When determining annual compensation for our named executive officers, other than for our chief executive officer, the Compensation Committee works closely with our chief executive officer to review each individual’s performance for the year and determine such named executive officer’s compensation. Shortly following the end of each year, our chief executive officer provides his assessment of each named executive officer’s performance during the year based on his personal experience with the individual, the named executive officer’s achievement of success in areas determined to be significant to the company, and any changes in responsibility levels. The Compensation Committee also considers performance discussions that have taken place at the Board of Directors and Compensation Committee level regarding the named executive officers, retention objectives and the future growth potential of the individual executive. Our chief executive officer recommends to the Compensation Committee the amounts of cash and stock-based compensation for each of the named executive officers. The Compensation Committee considers the recommendations made by the chief executive officer regarding the other named executive officers but retains the discretion to deviate from those recommendations. Neither the chief executive officer nor other members of management provide a recommendation to the Compensation Committee with regard to the chief executive officer’s compensation.

The Compensation Committee evaluates our chief executive officer’s performance at the same time as it sets the compensation of the other named executive officers. When evaluating the performance of our chief executive officer and making decisions about his compensation, the Compensation Committee considers overall company performance as part of the assessment of our chief executive officer’s performance but does not rely on the achievement of specific objectives to determine his compensation. The Compensation Committee also considers a self-assessment prepared by our chief executive officer. As part of this self-assessment, our chief executive officer reviews with the Compensation Committee the overall annual management objectives of the company and his participation in the attainment or level of responsibility for the shortfall of such objectives. Approximately every other year, the Compensation Committee engages an outside independent consultant to conduct an in-depth analysis of our chief executive officer’s performance as a manager during the year. The most recent assessment took place in 2011. This evaluation involves a rigorous assessment of our chief executive officer’s performance by members of the senior management team. The results of this assessment are reviewed by the Board of Directors and the Compensation Committee and is one of the many factors considered when making compensation decisions. The compensation package for our chief executive officer is approved by the Compensation Committee, subject to ratification by the independent members of the Board of Directors.

As noted above, in its compensation review process, the Compensation Committee considers whether our executive compensation program is aligned with the interests of our stockholders. In June 2011, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders indicated their strong support of our compensation program for our named executive officers, with over 83% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2011, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our financial and non-financial objectives and the enhancement of stockholder value. As a result, our Compensation Committee decided to retain our general approach to executive compensation and did not make any changes to the executive compensation program in response to the 2011 say-on-pay vote.

Base Salary

Base salary is included in the compensation of our named executive officers because we believe it is appropriate that some portion of compensation be provided in a form that is liquid and assured. Base salaries are initially established at levels necessary to enable us to attract and retain highly qualified executives with reference to comparative pay within the company for executives with similar levels of responsibility, prior experience of the executive and expected contributions to company performance.

We do not guarantee salary adjustments on a yearly basis. During March of each year, the Compensation Committee considers adjustments to salary as part of the overall compensation assessment for our named executive officers. Our chief executive officer typically provides the Compensation Committee with his recommendation regarding merit-based increases for each named executive officer other than himself. The chief executive officer’s base salary is determined by the Compensation Committee with input from Compensia and Compensia’s analysis of CEO compensation of our comparator peer group.

In accordance with our emphasis on performance-based compensation and the Compensation Committee’s decision to limit increases to fixed compensation amounts in 2011, the Compensation Committee retained the base salary of Messrs. Thiry, Kogod and Rodriguez at 2010 levels. The Compensation Committee increased Ms. Rivera’s base salary for 2011 pursuant to the Compensation Committee’s review of her performance in the previous year and consideration of comparative market data provided by Compensia. The base salaries for 2010 and 2011 are shown in the table below.

Name	2010 Base Salary	2011 Base Salary
Kent J. Thiry	$1,050,000	$1,050,000
Dennis L. Kogod	$800,000	$800,000
Javier J. Rodriguez(1)	$550,000	$550,000
Luis A. Borgen	$450,000	$450,000
Kim M. Rivera	$400,000	$500,000

(1)

Mr. Rodriguez’ base salary was increased on December 8, 2011 to $700,000 in connection with his promotion to President, in consideration of his performance in 2011 and the comparative market data provided by Compensia.

For 2012, the Compensation Committee retained the base salary for Messrs. Thiry, Kogod and Borgen and Ms. Rivera at 2011 levels. The Compensation Committee increased Mr. Rodriguez’ base salary in December 2011 to $700,000, pursuant to the Compensation Committee’s review and consideration of his promotion to President, in consideration with his performance in 2011 and the comparative market data provided by Compensia.

Annual Performance-Based Cash Compensation

Our 2011 annual performance-based cash compensation was paid to our named executive officers under our performance-based Executive Incentive Plan. We believe that cash bonuses based on performance provide an incentive to consistently excel on an individual level as well as to contribute to the overall success of the company.

Executive Incentive Plan

We maintain an Executive Incentive Plan (“EIP”), in which our chief executive officer and other executives selected by the Compensation Committee may participate. For 2011, the Compensation Committee identified all of the named executive officers as eligible participants in the EIP. The EIP is structured to satisfy the requirements of Section 162(m) of the Internal Revenue Code as described below. The Compensation Committee has historically established an operating income target as the performance measure for participants in the EIP. The Compensation Committee uses operating income as the relevant performance measure because it believes that operating income provides the best measurement of our operating results, is a key measure of the financial strength and stability of our company, and can also be consistently measured by us and our stockholders against the operating results of other companies in our industry.

For 2011, the Compensation Committee established a fiscal year operating income target of not less than $808 million as the performance goal. When the Compensation Committee was determining the operating income target for 2011, it considered the uncertainties of the time period, including, among others, those relating to healthcare reform and other significant healthcare regulatory changes, changes to government reimbursement policies, reduction in government payment rates and changes to the structure of payments under the Medicare ESRD program or other government-based programs, including, for example, the implementation of a bundled payment rate system, which will lower reimbursement for services we provide to Medicare patients. The Compensation Committee considered the company’s estimates of 2011 budgeted operating income, as approved by the Board of Directors, when this target was established and attempted to establish a performance target at a level that can be characterized as “stretch but attainable,” meaning that based on historical performance and then-current economic and regulatory uncertainty, attainment of the performance target was uncertain but reasonably anticipated to be achieved. For 2011, the Compensation Committee established a maximum aggregate cash and equity award amount of up to $10,000,000 for each of Messrs. Thiry and Kogod; further establishing that of the $10,000,000, the maximum cash awards for each of Messrs. Thiry and Kogod was limited to $5,000,000 for 2011. Similarly, the Compensation Committee established a maximum aggregate cash and equity award amount of up to $5,000,000 for each of Messrs. Rodriguez and Borgen and Ms. Rivera; further establishing that of the $5,000,000, the maximum cash awards for each of Messrs. Rodriguez and Borgen and Ms. Rivera was limited to $2,500,000 for 2011. The Compensation Committee has the ability to apply only negative discretion in determining incentive compensation; and, historically, the Compensation Committee has applied such negative discretion in determining incentive compensation, resulting in cash-based incentive awards under the EIP over the last five years never greater than 25% of the maximum award amount. The annual target award opportunity for Mr. Thiry is set forth in his employment agreement. The Compensation Committee did not establish target award opportunities for the other named executive officers under the EIP.

The company achieved operating income of $1,131 million for 2011, which exceeded the 2011 target performance goal. When determining the award amounts, the Compensation Committee considered the achievement of the target performance goal, as well as overall company and individual performance. With regard to the overall company performance, the Compensation Committee considered that, as compared to 2010, (i) we experienced strong operating cash flow of $1,180 million; (ii) our consolidated revenue grew by approximately 8.5%; (iii) normalized non-acquired treatment growth was 4.6%, (iv) we experienced an increase of approximately 9.1% in the overall number of treatments that we provided and (v) our consolidated operating income grew by approximately 13.4%, which includes the impact of a noncash goodwill impairment charge of 2.4%.

The Compensation Committee also considered our strong sustained TSR performance. As compared to our GICS group, we experienced a one-year TSR of 9.1%, compared to a median one-year TSR of 0.8%. Moreover, our three-year compound average annual TSR was 15.2%, compared to the median three-year compound average annual TSR of 14.5% for our GICS group; our five-year compound average annual TSR was

5.9%, compared to the median five-year compound average annual TSR of 1.3% for our GICS group; and our ten-year compound average annual TSR was 16.6%, compared to the median ten-year compound average annual TSR of 7.1% for our comparator peer group and above the 75th percentile of our GICS group.

In addition, the Compensation Committee considered a calculation of the company’s TSR adjusted for share buybacks, compared to those of the companies in its comparator peer group, for each of the last five years and noted that DaVita ranked above the peer group median in three of the last five years and in the top quartile in two of those years.

The Compensation Committee also considered that our clinical outcomes compare very favorably with other dialysis providers in the United States and generally exceed the dialysis outcome quality indicators of the National Kidney Foundation. In addition to significant contributions to overall company performance, the Compensation Committee also considered individual performance, as listed for each named executive officer below.

Name	Individual Performance Factors Considered in Determining EIP Award
Kent J. Thiry, Chairman of the Board of Directors and Chief Executive Officer	• succession planning efforts and his successful development of key members of senior management, resulting in the company being better prepared for managing future growth
• successful development of exceptionally high-caliber management team
• significant improvement in organizational capabilities over past years
• successful progress with respect to significant clinical initiatives
• leadership in public policy efforts that promote the interests of the company and the dialysis industry as a whole
• advancement of strategic business initiatives
• success with initiatives that position the company for successful continued growth and diversification, including meeting or exceeding operating plan and financial metrics
• successful working relationship with the Board of Directors, Board recruiting efforts and focus on Board diversity

Dennis L. Kogod,	• substantial contributions to the company’s strong operational and clinical performance
Chief Operating Officer
• higher percentage of acquisitions closed
• improved vaccination rates, fistula utilization and first 90-day dialysis care
• lower rate of attrition for teammates in the field
• improved retention rate for high performance leaders
• maintained strong teammate organizational productivity and efficiency that contribute to operational cost management
• substantial contribution to developing international opportunities

Javier J. Rodriguez,	• succession planning for his position
President	• significant development as a manager
• successfully secured major payor contracts
• demonstrated leadership in the areas of disease management and integrated care operations
• significant contributions to enterprise strategy, development and growth

Luis A. Borgen,
Former Chief Financial Officer	• demonstrated expertise in evaluating international opportunities

Kim M. Rivera, Chief Legal Officer and Corporate Secretary

•    enhanced corporate governance

•    built capacity and strengthened the legal organization

•    demonstrated support of international opportunities

•    success in negotiating favorable outcomes in legal matters

Our chief executive officer recommends to the Compensation Committee the performance bonus amount for our named executive officers, other than for himself, and the final performance bonus amounts are reviewed by the Compensation Committee and sometimes adjusted in consultation with our chief executive officer, prior to approval by the Compensation Committee. The Compensation Committee determines the performance bonus amount for our chief executive officer without recommendations from management. The award of amounts below the maximum amount was not a negative reflection on the performance of the eligible participants. In consideration of the company and individual performance listed above, market data and in consultation with our chief executive officer with regard to performance bonuses for the named executive officers other than himself, the Compensation Committee awarded 2011 performance cash bonuses under the EIP to the eligible named executive officers, as follows:

Name	2011 EIP Award Amount
Kent J. Thiry	$3,750,000
Dennis L. Kogod	$1,750,000
Javier J. Rodriguez	$750,000
Luis A. Borgen	$100,000
Kim M. Rivera	$180,000

Relocation Bonuses

In 2011, we relocated our headquarters to Denver, Colorado and in order to support the relocation and transition of each of Messrs. Thiry and Kogod and Ms. Rivera, the Company agreed to pay each executive relocation bonuses and/or reimburse certain relocation expenses. See the “2011 Summary Compensation Table” in this Proxy Statement for more information relating to the relocation bonuses.

Long-Term Equity Incentives

While we emphasize stock-based compensation, we do not designate a target percentage of total compensation as stock-based. We instead maintain flexibility to use judgment to respond to changes in named executive officer and company performance and related objectives. The emphasis on stock-based compensation creates a commonality of interest between our named executive officers and our stockholders. Grants of equity awards also serve as an important tool for attracting and retaining our named executive officers. The majority of our grants of equity awards vest solely based on the passage of time, and vesting is contingent upon continued employment with us. To vest in equity awards and earn the full benefit of the award the named executive officers must remain employed for a multi-year period, typically over four years, which reinforces a culture in which the company’s long-term success takes precedence over volatile and unsustainable short-term results.

Equity awards to our named executive officers are made pursuant to our Equity Compensation Plan. The Equity Compensation Plan permits the issuance of stock options, stock appreciation rights, restricted stock units, and other forms of equity awards. The majority of our equity awards to named executive officers are in the form of SSARs, which only derive value if the market value of our common stock increases. Each year, the Compensation Committee recommends to the full Board of Directors an aggregate equity award pool that will be available for grants to all eligible recipients of equity awards, based on (i) the historical amounts granted, (ii) the amount of equity that is currently in-the-money, (iii) the number of shares we expect to be forfeited due to anticipated departures, and (iv) the number of shares that will likely be required both to retain our highest-potential and highest-performing employees and to attract new executives we expect to hire during the coming year. The Compensation Committee may also recommend the establishment of special purpose share budgets for proposed interim grants. After considering such recommendations, the Board of Directors approves a budget and delegates authority to the Compensation Committee to make awards to our executive officers and other employees.

The equity awards that are granted to our named executive officers are generally made annually (typically in the first half of the year). Discretionary interim awards to our named executive officers may be made during the year to address special circumstances, such as retention concerns, promotions and special performance recognition awards, and new hire awards. Our annual equity awards are generally awarded upon the completion of performance reviews and in connection with the Compensation Committee’s decision and review process regarding other forms of direct compensation. The timing of the interim grants depends upon individual circumstances. Under the terms of the Equity Compensation Plan, awards are granted with an exercise or base price not less than the closing price of our common stock on the date of grant.

Stock Appreciation Rights

Since July 2006, we have primarily issued SSARs in lieu of stock options. The economic value and tax and accounting treatment of SSARs are comparable to those of stock options, but SSARs are less dilutive to our stockholders because only shares with a total value equal to the grantee’s gain (the difference between the fair market value of the base shares and their base price) are ultimately issued. SSARs are granted with an exercise or base price not less than the closing price of our common stock on the date of grant and vest based on the passage of time.

Determining Award Amounts

The Compensation Committee reviews the annual grant recommendations for our named executive officers and other executives in advance of the grant date with the input of our chief executive officer. Based upon a review of equity award shares available, their dilutive effect on stockholders, long-term share budgeting restrictions and recommendations from management, the Compensation Committee recommends an aggregate equity award pool for the year for approval by the Board of Directors. In considering how to distribute the shares in the aggregate equity award pool, our chief executive officer, together with a team that includes our chief financial officer, our chief operating officer and our chief people officer, gives differential attention to high-potential individuals whom the company believes will be the future leaders of the company, and to other high-performing individuals whose performance in their current positions exceeded expectations.

Each such high-potential and/or high-performing employee is then individually reviewed, from a holistic perspective, starting with a review of such employee’s historical compensation, including his or her initial base salary, any base salary increases during his or her tenure with the company and performance cash bonuses and equity award grants over his or her career at the company. A determination is then made as to the number of equity award shares that should be granted and the appropriate vesting schedule that should be implemented for such awards in order to retain and continue to motivate these high-quality, high-performing individuals. Our goal is to achieve fairness in compensation over the course of multiple years, which is the reason we take into account all compensation that has been awarded to such individuals over their respective careers at the company.

For our named executive officers that participate in the EIP, RSU awards are also made pursuant to the EIP and after the Compensation Committee determines that the company has achieved the EIP performance target for such year. In 2011, the annual equity awards granted to our named executive officers were made in the form of SSARs with such SSARs being granted outside of the EIP but pursuant to our Equity Compensation Plan. Similar to the analysis that the Compensation Committee makes in determining the annual performance-based cash compensation, the Compensation Committee considers overall company and individual performance. For the equity awards granted in 2011, the Compensation Committee reviewed the findings and recommendations of the chief executive officer for named executive officers other than himself and considered each named executive officers’ individual performance since the last grant.

The Compensation Committee also evaluates market competitiveness by analyzing the 2011 comparator peer group’s executive equity award grants, as provided in the February 2011 Compensia report. After taking into account the elements as set forth above, the Compensation Committee approved equity award grants to our named executive officers in 2011. All of the SSARs granted to our named executive officers were granted on April 13, 2011 after the completion of the review by the Compensation Committee, with the exception of an

SSAR grant to Mr. Borgen on May 26, 2011 and a second SSAR grant made to Mr. Rodriguez on December 8, 2011, each as described below. The table below shows the aggregate SSAR awards granted to each named executive officer in 2011.

Name	Shares Subject to SSARs
Kent J. Thiry	500,000
Dennis L. Kogod	250,000
Javier J. Rodriguez	170,000
Luis A. Borgen	20,000
Kim M. Rivera	60,000

The Compensation Committee determined that these SSAR awards shall vest 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary of the date of grant, for all of the above named executive officers, with the exception of the second SSAR grant awarded to Mr. Rodriguez in December 2011, which shall vest 33% on the second, third and fourth anniversary of the grant date. The extended vesting schedule for the annual equity grant was instituted to assist in the long-term retention of the named executive officers.

Interim discretionary grants are recommended by our chief executive officer and management and reviewed by the Compensation Committee as a part of mid-year performance evaluations, special projects participation, new hires and other factors. Accordingly, on May 26, 2011 Mr. Borgen received SSARs for 20,000 shares and on, December 8, 2011, Mr. Rodriguez received SSARs for 40,000 shares in recognition of their respective accomplishments and senior leadership roles in the Company. Those grants are reflected in the table above.

Personal Benefits and Perquisites

As described above, our compensation programs for named executive officers emphasize compensation based on performance and compensation which serves to align our named executive officers’ interests with those of our stockholders. As a result, the Compensation Committee has determined that the company should provide few perquisites to named executive officers. We believe that the perquisites and personal benefits that we provide support important attraction and retention objectives. We also consider the extent to which the perquisite or personal benefit provided serves to enhance the performance of our named executive officers in light of the demands on these individuals’ time. The perquisites and personal benefits available to our named executive officers are reviewed annually by the Compensation Committee.

The Compensation Committee has authorized the personal use of a fractionally-owned or chartered corporate aircraft by some of our named executive officers. The Compensation Committee believes that access to an aircraft for personal travel enables our named executive officers to maximize their work hours, particularly in light of their demanding business travel schedules. One of the Compensation Committee’s objectives is to ensure that our named executive officers are afforded adequate flexibility to allow for sufficient personal time in light of the significant demands of the company. The Compensation Committee and our chief executive officer allocate a fixed number of hours for use by identified named executive officers and consider the allocated amount as part of the named executive officer’s total compensation. The Compensation Committee and our chief executive officer use their discretion when determining the number of allocated hours and displace other forms of compensation that otherwise would have been awarded to the named executive officer.

Our chief executive officer is authorized by the Compensation Committee to use a fractionally-owned or chartered corporate aircraft for business purposes, including long-distance commuting, and for a fixed number of hours per year for personal use instead of additional cash compensation that would have otherwise been paid. As part of our chief executive officer’s aggregate compensation package, the Compensation Committee approves a fixed number of hours for personal use each year and unused hours from the prior year are available for use the following year. When determining the number of hours of personal use of aircraft to award, the Compensation Committee takes into consideration Mr. Thiry’s overall compensation package. If Mr. Thiry were to exceed the fixed number of hours for personal use that is unrelated to business or long-distance commuting in a given year, the excess hours of personal use would offset the number of hours approved by the Compensation Committee the following year for personal use or Mr. Thiry would be required to compensate us directly, although historically he has not exceeded the hours authorized for personal use. The Compensation Committee reviews all business and personal use of the aircraft annually, including detailed passenger logs with special attention to mixed business and personal use and required reimbursements to the company.

Deferred Compensation Programs

Our deferred compensation programs permit certain employees, including our named executive officers, to defer compensation at the election of the participant or at the election of the company. We maintain a Voluntary Deferral Plan which allows certain employees, including our named executive officers, to defer a percentage of their base salary, cash bonus and other compensation as identified by the company. We do not utilize deferred compensation as a significant component of compensation.

Severance and Change of Control Arrangements

We have entered into employment agreements with each of our named executive officers. These agreements, among other things, provide for severance benefits in the event of a termination of employment in certain circumstances, including, with respect to certain named executive officers, the departure of the named executive officer following a change of control of our company. Each agreement is individually negotiated and the terms vary. When entering into employment agreements with our named executive officers, we attempt to provide severance and change of control benefits which strike a balance between providing sufficient protections for the named executive officer while still providing post-termination compensation that is reasonable and in the best interests of the company and our stockholders. We have also adopted the DaVita Inc. Severance Plan (the “DaVita Severance Plan”), which provides for severance benefits for our vice presidents and director-level employees in the event of termination in certain circumstances. The employment agreements of our named executive officers provide for severance benefits and therefore none of the named executive officers is eligible to participate in the DaVita Severance Plan. See “Potential Payments Upon Termination or Change of Control” beginning on page 63 of this Proxy Statement for a description of the severance and change of control arrangements set forth in our employment agreements with the named executive officers.

In addition, our stock-based agreements provide for accelerated vesting of stock-based awards in certain circumstances following a change of control of the company or in the case of a resignation for “good reason” or termination by the company without “cause.” The terms of individual agreements vary but under our current stock-based award agreements accelerated vesting of stock-based awards is generally triggered when a change of control event occurs and either the acquiring entity fails to assume, convert or replace the stock-based award or the grantee’s employment is terminated within the twenty-four-month period following a change of control or if the executive resigns for “good reason” or is terminated by the company without “cause” as provided in his or her applicable employment agreement. For stock-based award agreements entered into prior to October 2006, accelerated vesting of stock-based awards is triggered when a change of control event occurs, even if there is no subsequent termination or resignation. Our stock-based award agreements further provide that a change of control shall not be deemed to have occurred if the person acting as chief executive officer for the six months prior to such transaction becomes the chief executive officer or executive chairman of the board of directors of the acquiring entity and remains in such position for at least one year following the transaction and a majority of the acquiror’s board of directors immediately after such transaction consists of persons who were directors of the company immediately prior to such transaction. The additional acceleration provisions in our stock-based award agreements further serve to secure the continued employment and commitment of our named executive officers prior to or following a change of control. See “Potential Payments Upon Termination or Change of Control” beginning on page 63 of this Proxy Statement for more information regarding accelerated vesting under our stock-based award agreements.

EXECUTIVE COMPENSATION PROCESS & GOVERNANCE

We are committed to strong governance standards with respect to our compensation programs, procedures and practices. We believe that the following aspects of our compensation programs are indicative of this commitment.

Management Share Ownership Policy

We have a share ownership policy that applies to all full-time members of our management team at the vice president level and above and any part-time vice presidents who continue to receive equity awards under our equity compensation programs. The management share ownership policy is similar to our share ownership policy that applies to all non-management members of the Board of Directors described on page 15 of this Proxy Statement. The purpose of the policy is to ensure that our executive officers and other members of our senior management team accumulate a meaningful ownership stake in the company over time by retaining a specified financial interest in our common stock. Both shares owned directly and shares underlying vested but unexercised SSARs, stock options and shares underlying unvested restricted stock units are included in the determination of whether the share ownership guidelines are met. The total net realizable share value retained must have a current market value of not less than the lower of 25% of the total equity award value in excess of $100,000 realized to date by the executive (since promotion to VP); or a specific multiple of the executive’s base salary. The salary multiple requirement is 5.0 for Mr. Thiry, 3.0 for Messrs. Kogod, Rodriguez and Borgen, and 2.0 for Ms. Rivera.

Role of Independent Compensation Committee

Our executive compensation and benefits programs are designed and administered under the direction and control of the Compensation Committee. Our Compensation Committee is composed solely of independent directors, who review and approve our overall executive compensation programs, strategy and policies and sets the compensation of our executive officers.

Role of Independent Compensation Consultant

The Compensation Committee has selected and directly retains the services of Compensia, an independent compensation consulting firm. Compensia only provides compensation consulting services to the Compensation Committee, and works with the company’s management only on matters for which the Compensation Committee is responsible. The Compensation Committee periodically seeks input from Compensia on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Compensia also provides general observations on the company’s compensation programs, but it does not determine or recommend the amount or form of compensation for the named executive officers. See “Corporate Governance—Information Regarding the Board of Directors and its Committees—Compensation Committee” beginning on page  9 of this Proxy Statement for detailed discussion of the Compensia services provided in 2011.

Policy Regarding Clawback of Bonuses and Incentive Compensation

In 2010, the Board of Directors adopted a clawback policy that permits the Board of Directors to recover bonuses, incentive and equity-based compensation from executive officers and members of the Board of Directors whose fraud or intentional misconduct was a significant contributing factor to the company having to restate all or a portion of its financial statements. The policy allows for the recovery of any bonus or incentive compensation paid to those executive officers or directors, the cancellation of restricted or deferred stock awards and outstanding stock awards granted to those executive officers or directors, and the reimbursement of any gains realized that are attributable to such awards to the fullest extent permitted by law. The policy allows for the foregoing actions to the extent that the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; the executive officer or director engaged in any fraud or intentional misconduct that was a significant contributing factor to the company having to restate its financial statements; and where the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded. The company will not seek to recover bonuses or incentive or equity-based compensation paid or vested more than three years prior to the date the applicable restatement is disclosed.

TAX AND ACCOUNTING CONSIDERATIONS

When reviewing compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to the company and, when relevant, to its executives. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated named executive officers employed at the end of the year (other than the chief financial officer), such executives hereinafter referenced as “covered employees.”

Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m). Although we have plans that permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result, most of our compensation programs are intended to qualify for deductibility under Section 162(m), including our EIP.

Section 409A of the Internal Revenue Code requires programs that allow executives to defer a portion of their current income to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations).

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

DaVita accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires DaVita to recognize compensation expense for share-based payments (including SSARs, RSUs and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding SSARs and RSUs on a value-equivalent basis considering the natural economic exchange ratios implied by their respective fair values.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is currently composed of three independent, non-employee directors. The Compensation Committee oversees the company’s compensation programs on behalf of the Board of Directors. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management.

Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Proxy Statement for the company’s 2012 annual meeting of stockholders.

COMPENSATION COMMITTEE

John M. Nehra (Chairman)

Peter T. Grauer

Roger J. Valine

The information contained above under the caption “Compensation Committee Report” will not be considered “soliciting material” or to be “filed” with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has served as one of our officers or employees at any time. During 2011, none of our executive officers served as a member of the compensation committee or board of directors of any other company whose executive officer(s) served as a member of our Compensation Committee or Board of Directors.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensa- tion (4) ($)	All Other Compensa- tion(5) ($)	Total ($)

Kent J. Thiry	2011	$1,050,000	$200,000	—	$12,057,150	$3,750,000	$484,495	$17,541,645
Chairman of the Board of Directors and Chief Executive Officer	2010	$1,020,000	$200,000	$4,755,000	$4,729,560	$3,125,000	$291,483	$14,121,043
	2009	$1,090,385	—	—	$7,856,160	$2,500,000	$225,597	$11,672,142

Dennis L. Kogod	2011	$800,010	$118,000	—	$6,028,575	$1,750,000	$107,383	$8,803,968
Chief Operating Officer	2010	$727,075	$118,000	$2,377,500	$2,364,780	$1,500,000	$17,095	$7,104,450
	2009	$628,855	$250,000	—	$4,230,240	$950,000	$772	$6,059,867
Javier J. Rodriguez	2011	$549,990	—	—	$3,835,663	$750,000	$35,379	$5,171,032
President	2010	$544,990	—	$665,700	$457,814	$1,000,000	$50,375	$2,718,879
	2009	$571,143	$200,000	—	$776,445	$520,000	$28,632	$2,096,220
Luis A. Borgen	2011	$450,000	—	—	$452,422	$100,000	$660	$1,003,082
Former Chief Financial Officer	2010	$346,154	$262,976	$962,850	$957,702	$96,000	$2,500	$2,628,182

Kim M. Rivera	2011	$465,376	$896,000	—	$1,446,858	$180,000	$660	$2,988,894
Chief Legal Officer and Corporate Secretary

(1)

The amounts reported in this column represent discretionary bonuses, including relocation bonuses and signing bonuses, for the year with respect to which they were earned, regardless of when such bonuses are paid. Bonuses may be paid in cash, SSARs, restricted stock units or a combination of cash, SSARs, and restricted stock units. The cash component of a bonus is included in this column; however, the cash component of any bonus awarded under our EIP is included in the “Non-Equity Incentive Plan Compensation” column.

(2)

The amounts shown in this column reflect restricted stock unit awards and represent the aggregate grant date fair value of all such awards granted to the executive during the year as estimated by the company for financial reporting purposes. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(3)

The amounts shown in this column reflect SSAR awards and represent the aggregate grant date fair value of all such awards granted to the executive during the year as estimated by the company for financial reporting purposes. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(4)

The amounts shown in this column constitute payments made under our EIP. Under our EIP, awards are reported for the year with respect to which they were earned, regardless of when the award is paid. Please see the “Elements of Compensation—Annual Performance-Based Cash Compensation—Executive Incentive Plan” in this Proxy Statement for a discussion of the performance criteria under the EIP.

(5)

Amounts included in this column are set forth by category below. The amounts disclosed, other than use of a fractionally-owned or chartered corporate aircraft, are the actual or share of actual costs to the company of providing these benefits. Because a fractionally-owned or chartered corporate aircraft is used primarily for business purposes, we do not include in incremental cost the fixed costs that do not change based on usage. The incremental cost to us of personal use of a fractionally-owned or chartered corporate aircraft, including use for commuting, is calculated based on the variable operating costs related to the operation of the aircraft, including fuel costs and landing fees, trip-related repairs and maintenance, catering and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilot salaries, training, utilities, depreciation, management fees, taxes and general repairs and maintenance are excluded. The value of the personal use of a fractionally-owned or chartered corporate aircraft and the corporate residential property by our named executive officers is included in their personal income in accordance with applicable tax regulations.

Name and Principal Position	Year	Aircraft Usage(a) ($)	Corporate Residential Property Usage ($)	Life Insurance Premiums ($)	Total All Other Compensation ($)
Kent J. Thiry	2011	$477,410	$5,500	$1,585	$484,495

Dennis L. Kogod	2011	$106,611	—	$772	$107,383

Javier J. Rodriguez	2011	$34,719	—	$660	$35,379

Luis A. Borgen	2011	—	—	$660	$660

Kim M. Rivera	2011	—	—	$660	$660

(a)

For purposes of calculating the incremental costs to the company of each named executive officer’s personal use of company aircraft, the total cost of the flight is allocated to personal use based upon the relative ratio of personal mileage to total mileage. Costs for fuel, ground costs, catering costs, landing fees, domestic passenger fees and federal excise tax charges are also included, if applicable.

Narrative to the Summary Compensation Table

Employment Agreements

On July 25, 2008, we entered into an employment agreement with Mr. Thiry which replaced his employment agreement that was entered into on October 18, 1999 (as amended on May 20, 2000, November 28, 2000 and March 20, 2005). The employment agreement provides for an initial term through July 25, 2011 and continues thereafter with no further action by either party for successive one-year terms. The successive one-year terms of Mr. Thiry’s employment agreement enable us to carry forward his visions and strategy and his unique skills. Mr. Thiry is eligible to receive a bonus based upon the achievement of performance goals as determined by the Compensation Committee and the independent directors in accordance with the Compensation Committee charter. His target incentive bonus under his employment agreement is his annual base salary in effect during the beginning of the applicable fiscal year, although his actual incentive bonus may exceed that amount in a particular year, and has exceeded that amount in recent years.

We entered into an employment agreement with Mr. Kogod effective October 24, 2005. This agreement was subsequently amended effective December 12, 2008. The agreement provides for employment at will, with either party permitted to terminate the agreement at any time, with or without cause, subject to notice requirements. Mr. Kogod is eligible to receive a discretionary performance bonus with the actual amount to be decided by our chief executive officer and/or the Board of Directors or the Compensation Committee.

We entered into an employment agreement with Mr. Rodriguez effective March 17, 2010. The agreement provides for employment at will, with either party permitted to terminate the agreement at any time, with or without cause, subject to notice requirements. Mr. Rodriguez is eligible to receive a discretionary performance bonus with the actual amount to be decided by our chief executive officer and/or the Board of Directors or the Compensation Committee.

We entered into an employment agreement with Mr. Borgen effective February 26, 2010. This agreement was subsequently amended effective March 18, 2010. The agreement provides for employment at will, with either party permitted to terminate the agreement at any time, with or without cause, subject to notice requirements. Mr. Borgen is eligible to receive a discretionary performance bonus with the actual amount to be decided by our chief executive officer and/or the Board of Directors or the Compensation Committee. In April 2012, Mr. Borgen resigned from the company.

We entered into an employment agreement with Ms. Rivera effective October 19, 2009. The agreement provides for employment at will, with either party permitted to terminate the agreement at any time, with or without cause, subject to notice requirements. Ms. Rivera is eligible to receive a discretionary performance bonus with the actual amount to be decided by our chief executive officer and/or the Board of Directors or the Compensation Committee.

For a description of certain termination and change of control provisions included in the employment agreements for certain of our named executive officers, please see “Potential Payments Upon Termination or Change of Control” beginning on page 63 of this Proxy Statement.

The following table sets forth information concerning awards made to each of the named executive officers under the company’s EIP and equity compensation plans during 2011.

2011 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Target ($)	Maximum ($)
Kent J. Thiry	N/A	$1,050,000	$5,000,000	—	—		—	—
	4/13/2011	—	—	—	500,000	(3)	$86.70	$12,057,150

Dennis L. Kogod	N/A	$1,500,000	$2,500,000	—	—		—	—
	4/13/2011	—	—	—	250,000	(3)	$86.70	$6,028,575

Javier J. Rodriguez	N/A	$1,000,000	$2,500,000	—	—		—	—
	4/13/2011	—	—	—	130,000	(3)	$86.70	$3,134,859
	12/8/2011	—	—	—	40,000	(4)	$73.92	$700,804

Luis A. Borgen	N/A	$96,000	$2,500,000	—	—		—	—
	5/26/2011	—	—	—	20,000	(3)	$83.94	$452,422

Kim M. Rivera	N/A	—	$2,500,000	—	—		—	—
	4/13/2011	—	—	—	60,000	(3)	$86.70	$1,446,858

(1)

Non-equity incentive awards to Messrs. Thiry, Kogod, Rodriguez and Borgen were made under the EIP. The “maximum” amounts shown in the table above reflect the largest possible payments under the EIP for the 2011 performance period for purposes of qualifying the plan under Section 162(m) of the Code. There are no thresholds or targets under the EIP; however, pursuant to Mr. Thiry’s employment agreement, his target incentive bonus opportunity for each fiscal year shall be equal to 100% of his base salary in effect at the beginning of such fiscal year; provided, that the amount of his bonus may exceed 100% of his base salary if target performance goals for the fiscal year are exceeded. With respect to Messrs. Kogod, Rodriguez and Borgen and Ms. Rivera, because the Compensation Committee does not set a target amount under the EIP, the target amount reported is the cash bonus amount earned by each of them under the EIP in 2010. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. The actual amounts awarded under the EIP are reported in the “Non-Equity Incentive Plan Compensation” column of the “2011 Summary Compensation Table.” For a description of the EIP, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance-Based Compensation—Executive Incentive Plan” in this Proxy Statement.

(2)

These amounts are the aggregate grant date fair values of each award determined pursuant to FASB ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

(3)	This number represents SSARs awarded under the Equity Compensation Plan. These awards vest 50% on the third and fourth anniversaries of the grant date.
(4)	This number represents SSARs awarded under the Equity Compensation Plan. These awards vest 33% on the second, third and fourth anniversary of the grant date.

Narrative to the Grants of Plan-Based Awards Table

Awards

See “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance-Based Compensation—Executive Incentive Plan,” “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentives” in this Proxy Statement for a description of the EIP and grants of SSAR awards.

Salary and Cash Bonus in Proportion to Total Compensation

The following table sets forth the percentage of each named executive officer’s total compensation as set forth in the Summary Compensation Table that we paid in the form of base salary and cash bonus. For a description of the objectives of our compensation programs and overall compensation philosophy, please see “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement.

Name	Salary and Cash Bonus as Percentage of Total 2011 Compensation
Kent J. Thiry	29%
Dennis L. Kogod	30%
Javier J. Rodriguez	25%
Luis A. Borgen	55%
Kim M. Rivera	52%

The following table sets forth information concerning outstanding stock options and SSARs and unvested stock awards held by each of the named executive officers at December 31, 2011.

2011 Outstanding Equity Awards at Fiscal Year-End

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)

Kent J. Thiry	3/16/2007	50,000	(2)	—		$52.76	3/16/2012
	3/11/2008	625,000	(2)	125,000	(2)	$43.70	3/11/2013
	3/2/2009	379,166	(2)	270,834	(2)	$46.26	3/2/2014
	3/31/2010	131,250	(3)	168,750	(3)	$63.40	3/31/2015
	4/13/2011	—		500,000	(4)	$86.70	4/13/2016
	3/31/2010							56,250	(5)	$4,264,313

Dennis L. Kogod	3/14/2007	4,167	(2)	—		$52.12	3/14/2012
	3/14/2007	25,000	(6)	—		$52.12	3/14/2012
	2/28/2008	33,333	(2)	33,334	(2)	$50.37	2/28/2013
	3/2/2009	104,166	(2)	145,834	(2)	$46.26	3/2/2014
	3/31/2010	65,625	(3)	84,375	(3)	$63.40	3/31/2015
	4/13/2011	—		250,000	(4)	$86.70	4/13/2016
	3/31/2010							28,125	(5)	$2,132,156

Javier J. Rodriguez	3/14/2007	7,500	(7)	—		$52.12	3/14/2012
	3/14/2007	25,000	(6)	—		$52.12	3/14/2012
	7/30/2007	150,000	(2)	—		$54.13	7/30/2012
	2/28/2008	83,333	(2)	16,667	(2)	$50.37	2/28/2013
	3/6/2009	37,916	(2)	27,084	(2)	$45.72	3/6/2014
	3/31/2010	—		28,000	(8)	$63.40	3/31/2015
	4/13/2011	—		130,000	(4)	$86.70	4/13/2016
	12/8/2011	—		40,000	(8)	$73.92	12/8/2016
	7/30/2007							3,333	(8)	$252,675
	3/31/2010							10,500	(9)	$796,005

Luis A. Borgen	3/22/2010	5,000	(2)	40,000	(2)	$64.19	3/22/2015
	5/26/2011	—		20,000	(4)	$83.94	5/26/2016
	3/22/2010							15,000	(10)	$1,137,150

Kim M. Rivera	1/8/2010	12,500	(2)	40,000	(2)	$61.00	1/8/2015
	4/13/2011	—		60,000	(4)	$86.70	4/13/2016
	1/8/2010							5,000	(10)	$379,050

(1)	The market value of shares or units of stock that have not vested reflects the $75.81 closing price of our stock on December 31, 2011, as reported by the NYSE.
(2)	These SSARs vest 25% on the first anniversary, 8.33% on the 20th month and 8.33% every four months thereafter from the grant date.
(3)	These SSARs vest 25% on the first anniversary and 6.25% every three months thereafter from the grant date.
(4)	These SSARs vest 50% on the third and fourth anniversaries of the grant date.
(5)	25% of these restricted stock units vested on May 15, 2011. The remaining 75% of these restricted stock units will vest in equal installments on each of May 15, 2012, May 15, 2013 and May 15, 2014.
(6)	These SSARs vest 50% on the third anniversary, 12.5% on the 45th month and 12.5% every three months thereafter from the grant date.

(7)	These SSARs vest 25% on the second anniversary, 12.5% on the 32nd month and 12.5% every four months thereafter from the grant date.
(8)	These SSARs vest 33% on the second, third and fourth anniversaries of the grant date.
(9)	These restricted stock units vest 33% on each of May 15, 2012, May 15, 2013 and May 15, 2014.
(10)	These restricted stock units vest 33.34% on the third anniversary and 11.11% every four months thereafter from the grant date.

The following table sets forth information concerning the exercise of stock options and SSARs and the vesting of stock awards held by each of the named executive officers during 2011.

2011 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kent J. Thiry	765,000	$24,503,357	18,750	$1,604,813
Dennis L. Kogod	389,166	$12,253,456	9,375	$801,736
Javier J. Rodriguez	127,500	$4,398,650	5,000	$408,715
Luis A. Borgen	15,000	$268,526	—	—
Kim M. Rivera	7,500	$142,791	—	—

(1)

Value realized on exercise is determined by subtracting the exercise or base price from the market price of our common stock at exercise, and multiplying the remainder by the number of shares exercised.

(2)	Value realized on vesting is determined by multiplying the number of shares underlying restricted stock units by the closing price for our common stock on the date of vesting, as reported by the NYSE.

2011 Pension Benefits

The company does not have a defined benefit pension plan in which any employee, including the named executive officers, can participate to receive payments or other benefits at, following, or in connection with retirement.

The following table sets forth information concerning the company’s nonqualified deferred compensation plans.

2011 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kent J. Thiry
Voluntary Deferral Plan	1,443,750	(2)	—	$(109,155)	—	$2,693,303	(3)
Dennis L. Kogod
Executive Retirement Plan	—		—	$(5,111)	—	$188,372
Javier J. Rodriguez
Voluntary Deferral Plan	—		—	$(26,473)	—	$390,997	(4)
Luis A. Borgen(5)	—		—	—	—	—
Kim M. Rivera(5)	—		—	—	—	—

(1)	Unless otherwise indicated, none of the earnings in this column are included in the Summary Compensation Table because they are not preferential or above market.
(2)	This amount is reported in the “Salary” column in the Summary Compensation Table for 2011.
(3)

Mr. Thiry also deferred $772,596 in 2009 and $255,769 in 2008 into the Voluntary Deferral Plan. The 2009 amount is reported in the “Salary” column of the Summary Compensation Table and the 2008 amount was reported in the “Salary” column of last year’s Summary Compensation Table for 2008.

(4)	Mr. Rodriguez deferred $338,934 of his base salary in 2007, as previously reported in the company’s Summary Compensation Table for 2007.
(4)	Mr. Borgen and Ms. Rivera did not participate in any of the company’s nonqualified deferred compensation plans in 2011.

The 2011 Nonqualified Deferred Compensation Table presents amounts deferred under our Voluntary Deferral Plan. Under the Voluntary Deferral Plan, participants may defer (i) up to 50% of their base salary, (ii) all or a portion of their annual bonus payment that is earned in the same year as their base salary but payable in the following year and (iii) all or a portion of their other compensation as determined by the company. Deferred amounts are credited with earnings or losses based on the rate of return of one or more investment alternatives selected by the participant from among the investment funds selected by the company. Participants may change their investment elections daily. We do not make contributions to participants’ accounts under the Voluntary Deferral Plan. All participant contributions are irrevocably funded into a rabbi trust for the benefit of those participants. Assets held in the trust are subject to the claims of the company’s general creditors in the event of the company’s bankruptcy or insolvency until paid to the plan participants. Distributions are generally paid out in cash at the participant’s election either in the first or second year following retirement or in a specified year at least three to four years after the deferral election was effective. Participants elect to receive distributions in the form of one, five, ten, fifteen or twenty annual installments. If the participant has not elected a specified year for payout and the participant becomes disabled, dies or has a separation from service, distributions generally will be paid in a lump sum cash distribution. In the event of an unforeseeable emergency, the plan administrator may, in its sole discretion, authorize the cessation of deferrals by a participant, provide for immediate distribution to a participant in the form of a lump sum cash payment or provide for such other payment schedule as the plan administrator deems appropriate.

The table also presents amounts deferred under our Executive Retirement Plan. The Executive Retirement Plan was assumed by the company from Gambro Healthcare, Inc. following our acquisition of Gambro Healthcare in October 2005. Amounts contributed to the plan were based on a percentage of an executive’s annual base salary and such contributions were made prior to our assumption of the plan. We did not make any contributions to the Executive Retirement Plan following our assumption of the plan and effective February 1, 2006 we amended the plan to eliminate the obligation to make further contributions under the plan. Under the plan, amounts in a participant’s deferred account vest 100% upon the earlier of: (i) two years of service following the date of contribution and (ii) the date the participant reaches the age of 60. All amounts contributed under this plan and currently in deferred accounts were contributed prior to February 1, 2006 and therefore are fully vested. Deferred amounts are credited with earnings or losses based on the rate of return of one or more investment alternatives selected by the participant from among the investment funds selected by the company. Participants may change their investment elections daily. All contributions are irrevocably funded into a rabbi trust for the benefit of plan participants. Assets held in the trust are subject to the claims of the company’s general creditors in the event of the company’s bankruptcy or insolvency until paid to the plan participants.

Potential Payments Upon Termination or Change of Control

General Terms and Definitions

For purposes of the employment agreements with each of our named executive officers and the table below:

“Cause” is defined in Mr. Thiry’s employment agreement as any of the following: (i) conviction of a felony; (ii) any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the company; (iii) repeated failure or refusal by the executive to follow policies established by the Board of Directors or written directives of the Board of Directors that goes uncorrected for a period of 30 consecutive days after notice of such failure or refusal, and that is material and willful and has a material adverse effect on the company’s business; or (iv) a material breach of the executive’s employment agreement that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive.

Involuntary termination for “Material Cause” occurs if the company terminates employment for any of the following reasons: (i) conviction of a felony or plea of no contest to a felony; (ii) any act of fraud or dishonesty in connection with the performance of the executive’s duties; (iii) repeated failure or refusal by the executive to follow lawful policies or directives reasonably established by the chief executive officer of the company or his designee that goes uncorrected for a period of 10 consecutive days after written notice has been provided to the executive; (iv) a material breach of the executive’s employment agreement; (v) any gross or willful misconduct or gross negligence by the executive in performance of his duties; (vi) egregious conduct by the executive that brings the company or any of its subsidiaries or affiliates into public disgrace or disrepute; (vii) an act of unlawful discrimination, including sexual harassment; (viii) a violation of the duty of loyalty or of any fiduciary duty; or (ix) exclusion or notice of exclusion of the executive from participating in any federal health care program. Further, Mr. Borgen’s employment agreement also includes the following reason for termination under the definition of “Material Cause”: the executive’s failure to relocate to Denver, Colorado with his immediate family by September 6, 2010. Further, the definition of “Material Cause” in Ms. Rivera’s employment agreement includes the following additional language: “Before the company may discharge Ms. Rivera for an act of fraud or dishonesty in connection with the performance of her duties, Ms. Rivera shall have a right to contest her termination to the entire Board of Directors.”

“Material Cause” is defined in the employment agreement of Mr. Kogod as any of the following: (i) conviction of a felony or plea of no contest to a felony; (ii) the adjudication by a court of competent jurisdiction that the executive has committed any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the company; (iii) repeated failure or refusal by the executive to follow policies or directives reasonably established by the chief executive officer of the company or his designee that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive; (iv) a material breach of the executive’s employment agreement that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive; (v) any gross or willful misconduct or gross negligence by the executive in the performance of his duties; (vi) egregious conduct by the executive that brings the company or any of its subsidiaries or affiliates into public disgrace or disrepute; (vii) an act of unlawful discrimination, including sexual harassment; (viii) a violation of the duty of loyalty or of any fiduciary duty; or (ix) exclusion or notice of exclusion of the executive from participating in any federal health care program.

Except with respect to Mr. Thiry, as noted below, a “Change of Control” means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the company (including any transaction in which the company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the company does not survive, (iii) any merger or consolidation in which the company survives, but the shares of the company’s common stock outstanding immediately prior to such merger or consolidation represent 40% or less of the voting power of the company after such merger or consolidation, and (iv) any transaction in which more than 40% of the company’s assets are sold. However, despite the occurrence of any of the above-described events, a “Change of Control” will not have occurred if Mr. Thiry remains the chief executive officer of the company for at least one year after the Change of Control or becomes the chief executive officer or executive chair of the surviving company with which the company merged or consolidated and remains in that position for at least one year after the Change of Control.

“Good Cause” means the occurrence of the following events without the executive’s express written consent: (i) the company materially diminishes the scope of the executive’s duties and responsibilities; or (ii) the company materially reduces the executive’s base compensation. Notwithstanding the above, the occurrence of any such condition shall not constitute Good Cause unless the executive provides notice to the company of the existence of such condition not later than 90 days after the initial existence of such condition, and the company shall have failed to remedy such condition within 30 days after receipt of such notice.

“Good Reason” is defined in Mr. Borgen’s employment agreement as the occurrence of the following events without the executive’s express written consent: (i) the company reduces the executive’s annual base salary in a percentage greater than concurrent base salary reductions for similarly-situated executives; (ii) the company fails to pay compensation on a timely basis or continue benefits in accordance with the terms of the executive’s employment agreement, as amended; (iii) the company assigns the executive to a new work location more than thirty-five miles from the executive’s assignment to the company’s current offices in Denver, Colorado; or (iv) any material breach by the company of the executive’s employment agreement.

With respect to Mr. Thiry’s employment agreement, “Good Reason” means during the employment period, without the written consent of the executive, any one or more of the following (provided that an isolated, insubstantial or inadvertent action not taken in bad faith or failure not occurring in bad faith which is remedied by the company promptly after receipt of notice thereof given by the executive shall not constitute Good Reason): (i) the assignment to the executive of any duties inconsistent in any material and adverse respect with the executive’s then current duties and responsibilities; (ii) the material and adverse change in the executive’s titles or positions; (iii) reduction in the executive’s base salary or target annual incentive opportunity, unless such reductions are part of an across-the-board reduction that applies to all senior executives of the company and takes effect prior to a Change in Control (as defined below for Mr. Thiry); or (iv) any material breach by the company of the employment agreement, that is not corrected within 30 days after notice of such breach.

For purposes of the definition of “Good Reason” in Mr. Thiry’s employment agreement above, a “Change of Control” means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) under the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 40% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the company (including any transaction in which the company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) consummation of any merger or consolidation in which the shares of the company’s common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the corporation resulting from such merger or consolidation, or, if applicable, the ultimate parent corporation of such corporation, (iii) during any twenty-four month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the company subsequent to the beginning of such period whose election, or nomination for election by the company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the company as a result of an actual or threatened solicitation by a person other than the Board for the purpose of opposing a solicitation by any other person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall not be deemed a member of the Incumbent Board, (iv) consummation of any transaction in which all or substantially all of the company’s assets are sold, or (v) the approval by the company’s shareholders of a plan of complete liquidation or dissolution of the company; provided, however, that no transaction contemplated by clauses (i) through (iv) above shall constitute a Change of Control if the person acting as the chief executive officer of the company for the twelve months prior to such transaction continues as the chief executive officer or executive chairman of the Board of Directors of the company or becomes the chief executive officer or executive chairman of the Board of Directors of the entity that has acquired control of the company as a result of such transaction (the “Acquiror”) immediately after such transaction and remains the chief executive officer or executive chairman of the Board of Directors for not less than twelve months following the transaction, and further provided, that in the event that the person acting as the chief executive officer of the company for the twelve months prior to such transaction ceases to be chief executive officer or executive chairman of the Board of Directors of the company or of the Acquiror during the twelve months following the transaction, a Change of Control shall be deemed to have occurred on the date on which such person ceases to be chief executive officer or executive chairman of the Board of Directors.

Severance Payments and Benefits

The following tables and summary set forth the company’s payment obligations pursuant to the terms of the employment agreements for each of our named executive officers, under the circumstances described below, assuming that their employment was terminated on December 31, 2011. For a description of the value of stock-based awards held by Messrs. Thiry, Kogod, Rodriguez, Borgen, and Ms. Rivera that are subject to accelerated vesting upon a Change of Control, see “—Accelerated Vesting of Stock-Based Awards” below.

	Payment of Base Salary (or multiple thereof) in effect at termination for a specified period following termination		Bonus(1)		Continued Health Benefits for a Specified Period Following Termination		Office and Secretarial Assistance		Tax Gross- Up	Total Value
Kent J. Thiry
Death	—		$3,750,000	(2)	—		—		—	$3,750,000
Disability	—		$3,750,000	(2)	—		—		—	$3,750,000
Involuntary Termination without Cause	$11,587,500	(3)	$3,750,000	(4)	$58,208	(5)	$380,456	(6)	—	$15,776,164
Involuntary Termination without Cause (prior to age 62)(7)	$5,793,750	(8)	$3,750,000	(4)	$58,208	(5)	$380,456	(6)	—	$9,982,414
Resignation for Good Reason	$11,587,500	(3)	$3,750,000	(4)	$58,208	(5)	$380,456	(6)	—	$15,776,164

Dennis L. Kogod
Death	—		—		—		—		—	—
Disability	—		—		—		—		—	—
Involuntary Termination for Other than Material Cause	$800,000	(9)	$1,500,000	(10)	—		—		—	$2,300,000
Resignation Following a Good Cause Event Unrelated to a Change of Control	$800,000	(9)	$1,500,000	(10)	—		—		—	$2,300,000
Resignation Following a Good Cause Event After a Change of Control	$1,600,000	(11)	$1,500,000	(10)	—		—		—	$3,100,000

Javier J. Rodriguez
Death	—		—		—		—		—	—
Disability	—		—		—		—		—	—
Involuntary Termination for Other than Material Cause	$1,050,000	(12)	$1,000,000	(13)	—		—		—	$2,050,000
Resignation for Good Cause	$1,050,000	(12)	$1,000,000	(13)	—		—		—	$2,050,000
Resignation Following a Good Cause Event After a Change of Control	$1,400,000	(14)	$1,000,000	(13)	—		—		—	$2,400,000

Luis A. Borgen
Death	—		—		—		—		—	—
Disability	—		—		—		—		—	—
Involuntary Termination for Other than Material Cause	$450,000	(15)	—		$18,464	(16)	—		—	$468,464
Resignation for Good Reason	$450,000	(15)	—		$18,464	(16)	—		—	$468,464

Kim M. Rivera
Death	—		—		—		—		—	—
Disability	—		—		—		—		—	—
Involuntary Termination for Other than Material Cause	$500,000	(17)	$188,000	(18)	—		—		—	$688,000
Resignation Following a Good Cause Event	$500,000	(17)	$188,000	(18)	—		—		—	$688,000

(1)

Does not include any amounts payable to Messrs. Thiry and Rodriguez pursuant to our Voluntary Deferral Plan which amounts are included in the 2011 Nonqualified Deferred Compensation Table. Such amounts are currently vested, but payment thereof may be accelerated in the event of death, disability or termination of employment.

(2)

Mr. Thiry (or his estate) will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. On December 31, 2011, Mr. Thiry had fully earned his bonus for 2011, so he would have received the full amount of his annual incentive bonus as reported in the Summary Compensation Table upon termination.

(3)

Mr. Thiry will be entitled to receive a lump-sum payment equal to the product of (x) three, and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus. “Prior Bonus” means the average of the annual incentive bonus earned under the EIP (including any bonus earned and payable but not yet paid) for the last two fiscal years before the fiscal year in which Mr. Thiry’s employment was terminated. The amount reported in the table above reflects the product of (x) three, and (y) the sum of Mr. Thiry’s base salary as of December 31, 2011, which was $1,050,000, and the average of Mr. Thiry’s 2010 annual incentive bonus in the amount of $3,125,000 and Mr. Thiry’s 2009 annual incentive bonus in the amount of $2,500,000.

(4)

Mr. Thiry will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. Mr. Thiry will also be entitled to receive a prorated annual incentive bonus (based on the actual bonus earned under the objective standards set forth in the EIP for the fiscal year in which the termination occurs) through and including the date of termination. On December 31, 2011, Mr. Thiry had fully earned his annual incentive bonus for 2011, so he would have received the full amount of his annual incentive bonus as reported in the Summary Compensation Table upon termination.

(5)

Mr. Thiry will continue to receive his health benefits for the three-year period following termination. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Thiry for the three-year period following termination.

(6)

Mr. Thiry will be entitled to the use of an office and services of an administrative assistant for three years or until he obtains other full-time employment. The amounts above reflect the estimated costs to us of providing the office and secretarial services for three years.

(7)

Mr. Thiry will be entitled to receive the payments set forth in this row in the event that, prior to the date on which Mr. Thiry attains age 62, the Board of Directors gives Mr. Thiry written notice that the term of his employment agreement shall not be extended.

(8)

Mr. Thiry will be entitled to receive a lump sum payment equal to the product of (x) one and one-half, and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus (as defined above). The amount reported in the table above reflects the product of (x) one and one-half, and (y) the sum of Mr. Thiry’s base salary as of December 31, 2011, which was $1,050,000, and the average of Mr. Thiry’s 2010 annual incentive bonus in the amount of $3,125,000 and Mr. Thiry’s 2009 annual incentive bonus in the amount of $2,500,000.

(9)	Mr. Kogod will be entitled to receive his salary for the one-year period following his termination or resignation. As of December 31, 2011, Mr. Kogod’s base salary was $800,000.
(10)

Mr. Kogod will be entitled to receive a lump-sum payment equivalent to the bonus that he had been paid in the year before the termination. The company interprets this severance provision to mean the severance is based on the bonus paid “for” the year prior to the year for which a bonus was most recently earned. Mr. Kogod had fully earned his bonus for 2011 on December 31, 2011. This severance amount is reported as the bonus paid to Mr. Kogod for 2010, which was $1,500,000.

(11)	Mr. Kogod will be entitled to receive his salary for the two-year period following his resignation.
(12)	Mr. Rodriguez will be entitled to receive his salary for the 18-month period following his termination or resignation. As of December 31, 2011, Mr. Rodriguez’s base salary was $700,000.
(13)

If Mr. Rodriguez is terminated after April in a given year, he will be entitled to receive a lump-sum payment equal to the bonus paid in the year prior to the termination, pro-rated for the number of months served in the year his employment is terminated. The company interprets this severance provision to mean the severance is based on the bonus paid “for” the year prior to the year for which a bonus was most recently earned. Mr. Rodriguez had fully earned his bonus for 2011 on December 31, 2011. This severance amount is reported as the bonus paid to Mr. Rodriguez for 2010, which was $1,000,000.

(14)	Mr. Rodriguez will be entitled to receive his salary for the two-year period following his resignation.
(15)	Mr. Borgen will be entitled to receive his salary for the one-year period following his termination or resignation. As of December 31, 2011, Mr. Borgen’s base salary was $450,000.
(16)

Mr. Borgen will continue to receive his health benefits for the one-year period following termination. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Borgen for the one-year period following termination.

(17)	Ms. Rivera will be entitled to receive her salary for the one-year period following her termination or resignation. As of December 31, 2011, Ms. Rivera’s base salary was $500,000.

(18)

If Ms. Rivera is terminated after April in a given year, she will be entitled to receive a payment equal to the bonus paid in the year prior to the termination, pro-rated for the number of months served in the year her employment is terminated, to be paid in equal installments over the one-year period following the termination of her employment. The company interprets this severance provision to mean the severance is based on the bonus paid “for” the year prior to the year for which a bonus was most recently earned. Ms. Rivera had fully earned her bonus for 2011 on December 31, 2011. This severance amount is reported as the bonus paid to Ms. Rivera for 2010, which was $188,000.

Other Severance Payments and Benefits

The company’s obligation to provide continued health benefits under the circumstances set forth in the tables above is subject to earlier termination in connection with the executive accepting employment with another employer.

In the event of termination as a result of death, the estates of the named executive officers identified in the tables above will also receive the proceeds of the respective term life insurance policy for each named executive officer. The coverage amount for each named executive officer is as follows: $1,201,000 for Mr. Thiry, $585,000 for Mr. Kogod, $500,000 for Mr. Rodriguez, $500,000 for Mr. Borgen, and $500,000 for Ms. Rivera.

Pursuant to the terms of his employment agreement, Mr. Thiry will be eligible to receive a “gross-up” payment to the extent that any payment or benefit received or to be received by him is reduced by tax obligations possibly imposed by Sections 280G or 4999 of the Internal Revenue Code.

To receive the severance payments and benefits described above, each named executive officer must execute the company’s standard severance and general release agreement. In addition, the employment agreements with each of our named executive officers include confidentiality provisions that would apply until the confidential information becomes publicly available (other than through breach by the named executive officer). These employment agreements also include nonsolicitation provisions which prohibit each named executive officer from soliciting any patient or customer of the company to patronize a competing dialysis facility or from soliciting any patient, customer, supplier or physician to terminate their business relationship with the company, for a period of two years following the termination of the named executive officer’s employment. However, with respect to Mr. Borgen and Mr. Kogod, the nonsolicitation provision would apply for a period of one year following termination.

Accelerated Vesting of Stock-Based Awards

For grants and awards of SSARs and/or restricted stock units to our named executive officers, the stock-based award agreements provide that in the event that either (i) in connection with a Change of Control (as defined below), the acquiring entity fails to assume, convert or replace the named executive officer’s options or awards, or (ii) the named executive officer’s employment is terminated within the twenty-four-month period following a Change of Control by the company (or the acquiring entity) other than for Cause (as defined below) or, if applicable, by the named executive officer in accordance with the termination for Good Reason provisions of the named executive officer’s employment agreement, if any, then, in any such case, the options or awards shall automatically vest and become immediately exercisable in their entirety, such vesting to be effective as of immediately prior to the effective date of the Change of Control in the case of (i), and as of the date of termination of the named executive officer’s employment in the case of (ii).

The table below sets forth the value of the company’s obligations upon the automatic vesting of the stock-based awards of our named executive officers as described above and assumes that the triggering event took place on December 31, 2011, the last day of our most recent fiscal year.

Name	Value of Options/ SSARs(1)	Value of Stock Awards(2)	Tax Gross-Up
Kent J. Thiry(3) (4)	$14,111,082	$4,264,313	—
Dennis L. Kogod	$6,204,505	$2,132,156	—
Javier J. Rodriguez	$1,662,046	$1,048,680	—
Luis A. Borgen	$464,800	$1,137,150	—
Kim M. Rivera	$592,400	$379,050	—

(1)

Values are based on the aggregate difference between the respective exercise or base prices and the closing sale price of our common stock on December 31, 2011, which was $75.81 per share, as reported by the NYSE.

(2)

Values are based on the aggregate number of shares underlying restricted stock units multiplied by the closing sale price of our common stock on December 31, 2011, which was $75.81 per share, as reported by the NYSE.

(3)

Pursuant to the terms of his employment agreement entered into on July 25, 2008, Mr. Thiry would be entitled to receive a “gross-up” payment to the extent any benefit received is reduced by tax obligations possibly imposed by Sections 280G or 4999 of the Internal Revenue Code. Any such tax gross-up amount would be calculated using a 20% excise tax rate and an approximately 40% individual income tax rate and assumes that the base amount for purposes of Sections 280G and 4999 of the Internal Revenue Code has been allocated between the cash severance and equity components of the change of control benefits in proportion to the amounts of each component. Assuming a triggering event took place on December 31, 2011, there would not be any tax gross-up amount payable.

(4)

After Mr. Thiry has been employed by the company at least ten years, 50% of any unvested SSARs, stock options and restricted stock units would vest upon any termination by Mr. Thiry without Cause or for Good Reason. Since Mr. Thiry has been employed for over ten years as of December 31, 2011, the value of such accelerated vesting is equal to 50% of the amounts set forth in the table.

Definitions under Stock-Based Award Agreements

For purposes of the stock-based award agreements and the table above:

A “Change of Control” means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the company (including any transaction in which the company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the company does not survive, (iii) any merger or consolidation in which the company survives, but the shares of the company’s common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the company after such merger or consolidation, and (iv) any transaction in which more than 50% of the company’s assets are sold.

No transaction will constitute a Change of Control under the stock-based award agreements if both (x) the person acting as the chief executive officer of the company for the six months prior to such transaction becomes the chief executive officer or executive chairman of the board of directors of the entity that has acquired control of the company as a result of such transaction immediately after such transaction and remains the chief executive officer or executive chairman of the board of directors for not less than one year following the transaction and (y) a majority of the acquiring entity’s board of directors immediately after such transaction consist of persons who were directors of the company immediately prior to such transaction.

“Cause” means: (1) a material breach by the executive of those duties and responsibilities of the executive which do not differ in any material respect from the duties and responsibilities of the executive during the 90-day period immediately prior to a Change of Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the executive’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the company and which is not remedied in a reasonable period of time after receipt of written notice from the company specifying such breach; (2) willful misconduct or gross negligence which results in material harm to the company; (3) the conviction of the executive of, or a plea of nolo contendere by the executive to, a felony or other crime involving fraud or dishonesty; or (4) willful violation of company policies which results in material harm to the company.

Compensation of Directors

The following table sets forth information concerning the compensation of our non-employee directors during 2011.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2) (3) (4)	Option Awards ($)(5) (6)	Total ($)
Pamela M. Arway	$32,000	$85,012	$228,775	$345,787
Charles G. Berg	$34,692	$87,960	$228,775	$351,427
Willard W. Brittain, Jr(7).	$19,541	$61,976	$228,775	$310,292
Carol Anthony (“John”) Davidson	$30,000	$80,000	$—	$110,000
Paul J. Diaz	$17,000	$44,963	$228,775	$290,738
Peter T. Grauer	$38,000	$206,343	$343,163	$587,506
John M. Nehra	$26,500	$90,984	$343,163	$460,647
William L. Roper	$38,800	$86,537	$343,163	$468,500
Roger J. Valine	$48,800	$93,947	$343,163	$485,910

(1)

Consists of the amounts described below under “Annual Retainer,” “Lead Independent Director and Committee Chair Retainer,” “Meeting Fees,” and “Expense Reimbursement and Per Diem Compensation.” With respect to Messrs. Valine, Nehra, Roper and Grauer, includes the $10,000 cash portion for service as chair of the Audit Committee, Compensation Committee, Compliance Committee and as lead independent director, respectively.

(2)

With respect to Messrs. Valine, Nehra, Roper and Grauer, includes the $10,000 equity portion denominated in restricted stock units for service as chair of the Audit Committee, Compensation Committee, Compliance Committee and as lead independent director, respectively, which are deferred for one year from grant. With respect to Mr. Grauer, includes 1,500 restricted stock units for service as lead independent director.

(3)

The amounts shown in this column reflect the aggregate grant date fair value of all common stock awards and restricted stock unit awards granted to our directors during 2011 as estimated by the company for financial reporting purposes pursuant to FASB ASC Topic 718. The grant date fair value of each such award is set forth below:

	Stock Awards
Name*	Number of Shares of Stock or Units (#)	Grant Date	Grant Date Fair Value of Stock Awards ($)*
Pamela M. Arway	113	1/20/2011	$8,005
	79	3/9/2011	$6,503
	99	3/10/2011	$8,008
	35	3/31/2011	$2,993
	92	5/19/2011	$7,975
	35	6/30/2011	$3,031
	48	7/27/2011	$3,987
	96	7/28/2011	$7,934
	48	9/30/2011	$3,008
	163	10/6/2011	$10,541
	130	10/7/2011	$8,020
	54	12/8/2011	$3,992
	107	12/9/2011	$7,983
	40	12/31/2011	$3,032

Total	1,139		$85,012

Charles G. Berg	113	1/20/2011	$8,005
	97	3/9/2011	$7,985
	99	3/10/2011	$8,008
	35	3/31/2011	$2,993
	138	5/19/2011	$11,963
	35	6/30/2011	$3,031
	48	7/27/2011	$3,987
	96	7/28/2011	$7,934
	48	9/30/2011	$3,008
	124	10/6/2011	$8,019
	130	10/7/2011	$8,020
	54	12/8/2011	$3,992
	107	12/9/2011	$7,983
	40	12/31/2011	$3,032

Total	1,164		$87,960

Willard W. Brittain, Jr.	30	3/9/2011	$2,470
	130	3/10/2011	$10,516
	35	3/31/2011	$2,993
	92	5/19/2011	$7,975
	35	6/30/2011	$3,031
	30	7/27/2011	$2,492
	96	7/28/2011	$7,934
	48	9/30/2011	$3,008
	39	10/6/2011	$2,522
	130	10/7/2011	$8,020
	107	12/9/2011	$7,983
	40	12/31/2011	$3,032

Total	812		$61,976

	Stock Awards
Name*	Number of Shares of Stock or Units (#)	Grant Date	Grant Date Fair Value of Stock Awards ($)*
Carol Anthony (“John”) Davidson	113	1/20/2011	$8,005
	49	3/9/2011	$4,034
	99	3/10/2011	$8,008
	35	3/31/2011	$2,993
	138	5/19/2011	$11,963
	35	6/30/2011	$3,031
	48	7/27/2011	$3,987
	96	7/28/2011	$7,934
	48	9/30/2011	$3,008
	62	10/6/2011	$4,010
	130	10/7/2011	$8,020
	54	12/8/2011	$3,992
	107	12/9/2011	$7,983
	40	12/31/2011	$3,032

Total	1,054		$80,000

Paul J. Diaz	35	3/31/2011	$2,993
	35	6/30/2011	$3,031
	54	7/27/2011	$4,485
	96	7/28/2011	$7,934
	48	9/30/2011	$3,008
	130	10/7/2011	$8,020
	167	12/9/2011	$12,460
	40	12/31/2011	$3,032

Total	605		$44,963

Peter T. Grauer	169	1/20/2011	$11,972
	146	3/9/2011	$12,019
	99	3/10/2011	$8,008
	64	3/31/2011	$5,473
	92	5/19/2011	$7,975
	1,500	6/6/2011	$124,395
	64	6/30/2011	$5,543
	96	7/28/2011	$7,934
	88	9/30/2011	$5,515
	54	12/8/2011	$3,992
	107	12/9/2011	$7,983
	73	12/31/2011	$5,534

Total	2,552		$206,343

John M. Nehra	169	1/20/2011	$11,972
	79	3/9/2011	$6,503
	99	3/10/2011	$8,008
	64	3/31/2011	$5,473
	92	5/19/2011	$7,975
	64	6/30/2011	$5,543
	96	7/28/2011	$7,934
	88	9/30/2011	$5,515
	101	10/6/2011	$6,532
	130	10/7/2011	$8,020
	54	12/8/2011	$3,992
	107	12/9/2011	$7,983
	73	12/31/2011	$5,534

Total	1,216		$90,984

	Stock Awards
Name*	Number of Shares of Stock or Units (#)	Grant Date	Grant Date Fair Value of Stock Awards ($)*
William L. Roper	103	3/9/2011	$8,479
	130	3/10/2011	$10,516
	64	3/31/2011	$5,473
	92	5/19/2011	$7,975
	64	6/30/2011	$5,543
	30	7/27/2011	$2,492
	96	7/28/2011	$7,934
	88	9/30/2011	$5,515
	132	10/6/2011	$8,536
	130	10/7/2011	$8,020
	141	12/9/2011	$10,520
	73	12/31/2011	$5,534

Total	1,143		$86,537

Roger J. Valine	97	3/9/2011	$7,985
	99	3/10/2011	$8,008
	64	3/31/2011	$5,473
	138	5/19/2011	$11,963
	64	6/30/2011	$5,543
	48	7/27/2011	$3,987
	96	7/28/2011	$7,934
	88	9/30/2011	$5,515
	124	10/6/2011	$8,019
	130	10/7/2011	$8,020
	108	12/8/2011	$7,983
	107	12/9/2011	$7,983
	73	12/31/2011	$5,534

Total	1,236		$93,947

*

See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

(4)

As of December 31, 2011, each non-employee director had the following number of restricted stock unit awards outstanding: Ms. Arway, 158; Mr. Berg, 158; Mr. Brittain, 158; Mr. Davidson, 158; Mr. Diaz, 158; Mr. Grauer, 1,789; Mr. Nehra, 289; Mr. Roper, 289; and Mr. Valine, 289.

(5)

The amounts shown in this column reflect the aggregate grant date fair value of all SSAR awards granted to our directors during 2011 as estimated by the company for financial reporting purposes pursuant to FASB ASC Topic 718. With respect to Messrs. Valine, Nehra, Roper and Grauer, includes 6,000 SSARs for service as chair of the Audit Committee, Compensation Committee, Compliance Committee and as lead independent director, respectively.

The grant date fair value of each such award is set forth below:

Name	Number of Shares Underlying SSARs (#)	Grant Date	Grant Date Fair Value of Awards ($)*
Pamela M. Arway	12,000	6/6/2011	$228,775
Charles G. Berg	12,000	6/6/2011	$228,775
Willard W. Brittain, Jr.	12,000	6/6/2011	$228,775
Carol Anthony (“John”) Davidson	—	—	$—
Paul J. Diaz	12,000	6/6/2011	$228,775
Peter T. Grauer	18,000	6/6/2011	$343,163
John M. Nehra	18,000	6/6/2011	$343,163
William L. Roper	18,000	6/6/2011	$343,163
Roger J. Valine	18,000	6/6/2011	$343,163

*

See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

(6)

As of December 31, 2011, each non-employee director had the following number of options and SSARs outstanding: Ms. Arway, 35,250; Mr. Berg, 51,750; Mr. Brittain, 27,750; Mr. Davidson, 15,000; Mr. Diaz, 27,750; Mr. Grauer, 36,000; Mr. Nehra, 90,000; Mr. Roper, 72,000; and Mr. Valine, 64,639.

(7)	Mr. Brittain is not standing for re-election.

The following describes the compensation paid to our non-employee directors for service as a director during 2011 under the Non-Management Director Compensation Philosophy and Plan (the “Director Compensation Plan”) as set forth in the table above. Directors who are our employees or officers do not receive compensation for service on the Board of Directors or any committee of the Board of Directors.

Stock-Based Compensation

New Directors. Under the Director Compensation Plan, each of our non-employee directors is entitled to receive SSARs on a base number of 10,000 shares of our common stock upon appointment to the Board of Directors, priced at the closing price on the date of grant, vesting 25% per year beginning on the first anniversary of the date of grant and expiring five years after the date of grant. The Board of Directors is permitted to issue stock options in lieu of SSARs in its discretion.

Annual Equity Grant. Under the Director Compensation Plan, each of our non-employee directors is entitled to receive SSARs on a base number of 12,000 shares of our common stock for total service of at least one year in such capacity on the Board of Directors, granted on, and priced as of close of the market on, the date of our annual stockholder meeting, vesting in full on the one year anniversary of the date of grant, with acceleration of vesting upon a Change of Control (as defined above under stock-based award agreements), and expiring five years after the date of grant. This award is not available for service of less than one year. The Board of Directors is permitted to issue options in lieu of SSARs in its discretion.

Additional Annual Grant to Lead Independent Director and Primary Committee Chairs. The chairs of the Audit, Compensation and Compliance Committees and the lead independent director are also entitled to receive additional SSARs on a base number of 6,000 shares of our common stock for total service in such capacity of at least one year, or the pro rata equivalent for service of less than one year, granted on, and priced as of the close of the market on, the date of our annual meeting of stockholders, vesting in full on the one year anniversary of the date of grant, with acceleration of vesting upon a Change of Control, and expiring five years after the date of the grant. Vesting of these SSARs continues so long as the non-employee director continues to serve on the Board of Directors even if he or she is no longer a committee chair or lead independent director. The Board of Directors is permitted to issue stock options in lieu of SSARs in its discretion.

Under the Director Compensation Plan, the lead independent director also receives additional restricted stock units of 1,500 shares, or the pro rata equivalent for services of less than one year, that are granted on the date of our annual meeting of stockholders and that vest 100% upon issuance, but under which receipt of shares is automatically deferred for one year from the grant date.

With respect to the additional retainers and equity grants to the lead independent director and the chairs of the Audit, Compensation or Compliance Committee, if the lead independent director also serves as a chair of the Audit, Compensation or Compliance Committee, the lead independent director will not be entitled to receive the additional retainers and equity grants for serving as the chair of the Audit, Compensation or Compliance Committee, in addition to the retainers and equity grants he or she is entitled to receive as the lead independent director, unless the Compensation Committee determines otherwise.

Annual Retainers

Annual Retainer. Pursuant to the Director Compensation Plan, each of our non-employee directors is entitled to receive an annual retainer of $24,000 per year, paid quarterly in arrears. The annual retainer is paid half in cash and half in restricted stock units which are 100% vested upon issuance, but under which receipt of shares is automatically deferred to one year from grant date.

Lead Independent Director and Committee Chairs Retainer. Under the Director Compensation Plan, the chairs of the Audit, Compensation and Compliance Committees and the lead independent director receive an additional retainer of $20,000 per year, paid quarterly in arrears. The retainer is paid half in cash and half in restricted stock units which are 100% vested upon issuance, but under which receipt of shares is automatically deferred to one year from the grant date.

Proration of Quarterly Retainer – Upon Appointment. The quarterly retainer due a director elected during a quarter is prorated and paid half in cash and half in stock.

Proration of Quarterly Retainer – Upon Termination. The quarterly retainer due a director terminating service during a quarter is prorated and paid in cash only.

Meeting Fees

Board Meetings. Under the Director Compensation Plan, our non-employee directors are entitled to receive $8,000 in the form of common stock for each Board of Directors meeting attended in person.

Telephonic Board Meetings. Non-employee directors are entitled to receive $2,000 in cash for each telephonic meeting that last more than one and a half hours.

Committee Meetings. For committee meetings, additional compensation of $4,000 is paid in the form of common stock for each meeting attended in person (except $4,500 is paid in common stock for the chairs of the Clinical Performance and Public Policy committees and $2,500 is paid in common stock for other members of these two committees).

Telephonic Committee Meetings. For committee meetings, additional compensation of $2,000 in cash is paid for each telephonic meeting that lasts more than one hour (except $2,500 in cash is paid for chairs of the Clinical Performance and Public Policy committees and $1,500 in cash is paid for other members of these two committees). Each member of the Audit Committee is entitled to receive $2,000 in cash for each telephonic meeting of the Audit Committee related to quarterly earnings releases. Committee meeting fees are paid for all committee meetings held on the same day as regular Board of Directors meetings, other than meetings of the Nominating and Governance Committee.

Expense Reimbursement and Per Diem Compensation

Expense Reimbursement. Under the Director Compensation Plan, we reimburse our directors for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or any committee thereof and other company business.

Per Diem Compensation. In addition, we also compensate our non-employee directors on a per diem basis at a rate of $4,000 in cash per day for significant time spent outside of board or committee meetings or for meetings or activities outside the scope of normal board duties, including director training, meeting with company management or external auditors, interviewing director candidates or other activities deemed necessary by the chairman of the Board of Directors or the lead independent director. The per diem rate is paid on a pro rata basis for activities that do not require a full day of service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the company’s written Related Person Transactions Policy by the Audit Committee of the Board of Directors or, if the Audit Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

The Audit Committee considers all relevant factors when determining whether to approve or ratify a related person transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties.

The company’s Related Person Transactions Policy is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Charles G. Berg, one of our directors, was appointed in January 2008 as a director and the executive chairman of WellCare, as well as director or manager of various related entities. In January 2011, Mr. Berg became the non-executive chairman of Wellcare. Mr. Berg has received restricted stock and option grants from WellCare. The company provides dialysis services for WellCare and various of its affiliates in the ordinary course of business for which it received approximately $6.8 million in 2011, which is less than 0.11% of WellCare’s or the company’s consolidated gross revenues (or the aggregate metric). The company anticipates receiving payments from WellCare in 2012.

Kent J. Thiry, our chairman and chief executive officer holds an ownership interest in certain funds of NEA, a venture capital firm of which John M. Nehra, one of our directors, is a special partner and Richard K. Whitney, our former chief financial officer and current consultant, is a venture partner. In 2011, the company co-invested with NEA13, an affiliate of NEA, in NephroLife Care Pvt. Ltd., a joint venture that is 51% owned by the company. Also, in 2011 the company divested certain assets to a portfolio company of Frazier and NEA13. Mr. Thiry, has a personal investment in a limited partnership that has a capital commitment to NEA13 and, therefore, indirectly invested through NEA13 in NephroLife and the assets divested by the company to Frazier and NEA13. Mr. Thiry’s capital commitment to the limited partnership that has a capital commitment to NEA13 is less than 2% of its aggregate capital commitments. Mr. Nehra is a limited partner in NEA-related entities and has less than a 10% interest in the capital commitments and carried interest of NEA13. Mr. Thiry and Mr. Nehra do not have, individually or collectively, a 10% interest in NEA13 (or in any intermediate NEA entity), and therefore the Board of Directors concluded that their respective interests are not material. Neither Mr. Thiry nor Mr. Nehra participated directly or indirectly in negotiations or approvals of the above-described transactions.

The Keele Group provided outside counsel legal services to the company in 2011. Chris Keele, a partner of The Keele Group, is an immediate family member who shares a household with Kim Rivera, our Chief Legal Officer and Corporate Secretary. The company paid The Keele Group total fees of $186,386.82 for legal and consulting services during 2011. Ms. Rivera did not participate in the engagement of, nor does she manage or oversee the services provided to the company by, The Keele Group.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

The Audit Committee is directly responsible for the appointment and compensation of the company’s independent registered public accounting firm, KPMG LLP, as well as monitoring the independence, qualifications and performance of KPMG LLP and the company’s internal audit function. In addition, the Audit Committee has considered whether the provision of non-audit services to the company by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Management is responsible for internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and an audit of the effectiveness of internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has met and held discussions with the company’s internal auditors and KPMG LLP, with and without management present, to discuss the scope of their audit plans, results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

The Audit Committee engaged the independent registered public accounting firm to conduct the independent audit. The Audit Committee reviewed and discussed with management the December 31, 2011 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be reviewed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based upon the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm, referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Roger J. Valine (Chairman)

Pamela M. Arway

Charles G. Berg

Carol Anthony (“John”) Davidson

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

If you wish to present a proposal for action at the 2013 annual meeting of stockholders and wish to have it included in the proxy statement and form of proxy that management will prepare, you must notify us no later than January 2, 2013 in the form required under the rules and regulations promulgated by the SEC. Otherwise, your proposal will not be included in management’s proxy materials.

If you wish to present a proposal for action at the 2013 annual meeting of stockholders, even though it will not be included in management’s proxy materials, our bylaws require that you must notify us no later than March 13, 2013, and no earlier than February 11, 2013. We advise you to review our bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals, including certain information that must be included concerning the stockholder and each proposal. Our bylaws are available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the 2012 annual meeting of stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

A copy of our 2011 Annual Report to Stockholders accompanies this Proxy Statement. The 2011 Annual Report to Stockholders includes our audited financial statements for the year ended December 31, 2011. Our Annual Report on Form 10-K includes these financial statements, as well as other supplementary financial information and certain schedules. The Annual Report on Form 10-K is not part of our proxy soliciting material. Copies of the Annual Report on Form 10-K, without exhibits, can be obtained without charge by contacting Investor Relations at the following address: Attn: Investor Relations, DaVita Inc., 1551 Wewatta Street, Denver, Colorado 80202, (888) 484-7505 or through our website, located at http://www.davita.com.

By order of the Board of Directors,

Kim M. Rivera
Chief Legal Officer and
Corporate Secretary

May 2, 2012

APPENDIX A

DAVITA INC.

2011 INCENTIVE AWARD PLAN

(As amended and restated effective upon stockholder approval)

A-i

A-ii

A-iii

Page
14.6	Effect of Plan upon Other Compensation Plans	A-25
14.7	Compliance with Laws	A-25
14.8	Titles and Headings, References to Sections of the Code or Exchange Act	A-26
14.9	Governing Law	A-26
14.10	Section 409A	A-26
14.11	No Rights to Awards	A-26
14.12	Unfunded Status of Awards	A-26
14.13	Indemnification	A-26
14.14	Relationship to other Benefits	A-26
14.15	Expenses	A-26

A-iv

DAVITA INC.

2011 INCENTIVE AWARD PLAN

(As Amended and Restated effective April [23], 2012,

subject to stockholder approval)

ARTICLE 1

PURPOSE

The purpose of the DaVita Inc. 2011 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of DaVita Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations is largely dependent. The Plan constitutes an amendment and restatement of the DaVita Inc. 2002 Equity Compensation Plan, as amended (the “2002 Plan”).

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) any Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.9 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.10 “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

2.11 “Company” shall have the meaning set forth in Article 1.

2.12 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.13 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.14 “Deferred Stock” shall mean a right to receive Shares awarded under Section 11.5.

2.15 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 11.4.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Director Compensation Policy” shall have the meaning set forth in Section 4.6.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 11.2.

2.19 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20 “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

2.21 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.22 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.23 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder does not pay the grant-date Fair Market Value of the Common Stock subject to such Award (whether directly or by forgoing a right to receive a payment of cash or Shares from the Company or any Affiliate).

2.27 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28 “Holder” shall mean a person who has been granted an Award.

2.29 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.32 “Option” shall mean a right to purchase Shares at a specified exercise or base price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33 “Option Term” shall have the meaning set forth in Section 6.4.

2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.35 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares, Awards or a combination, awarded under Section 11.1.

2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; and (xxiii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.40 “Performance Stock Unit” shall mean a Performance Award awarded under Section 11.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.42 “Plan” shall have the meaning set forth in Article 1.

2.43 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.44 “Restricted Stock” shall mean Common Stock awarded under Article 10 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.45 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.46 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47 “Shares” shall mean shares of Common Stock.

2.48 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 8.

2.49 “Stock Appreciation Right Term” shall have the meaning set forth in Section 8.4.

2.50 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 11.3.

2.51 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.52 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.53 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b), the number of Shares authorized for issuance under the Plan is 38,678,338. Shares available for issuance under the Plan shall be reduced by 3.0 (3.5 for Full Value Awards granted after June 11, 2012) Shares for each Share delivered in settlement of any Full Value Award. Further, subject to Section 14.2, the number of Shares authorized for grant as Incentive Stock Options shall be no more than seven million five hundred thousand (7,500,000).

(b) If any Shares subject to an Award granted under the Plan that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award granted under the Plan is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by 3.0 (3.5 for Full Value Awards granted after June 11, 2012) Shares subject to such Full Value Award that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise or base price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. Any Shares repurchased by the Company under Section 10.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized but unissued Common Stock, Common Stock in treasury or Common Stock purchased on the open market in management’s sole discretion in compliance with the Plan and applicable law.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during (measured from the date of any grant) during any consecutive twelve (12) month period shall be two million two hundred fifty thousand (2,250,000) and the maximum aggregate amount of cash that may be paid in cash to any one person (measured from the date of any payment) during any calendar year with respect to one or more Awards payable in cash shall be ten million dollars ($10,000,000).

3.4 Full Value Award Vesting Limitations. Except as may be determined by the Administrator in the event of a consummation of a change of control of the Company, or the Holder’s death, disability or retirement, notwithstanding any other provision of the Plan to the contrary, a Full Value Award shall not become fully vested earlier than three years from the grant date (two years in the case of Employees who are not executives of the Company (holding the title of vice president or an equivalent title and above), or, in the case of vesting based upon the attainment of performance-based objectives, over a period of not less than one year); provided, however, that notwithstanding the foregoing, Full Value Awards (a) that do not exceed in the aggregate 5% of the Shares available pursuant to Section 3.1(a) shall not be subject to such minimum vesting provisions and (b) the Company may grant a Full Value Award to Employees newly hired by the Company or any of its Subsidiaries without respect to such minimum vesting provisions.

ARTICLE 4

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Director Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator or a broader body of the Board under the Non-Management Director Compensation Philosophy and Plan, or such successor plan or policy (the “Director Compensation Policy”), subject to the limitations of the Plan. The Director Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Director Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards, if applicable.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock that has restrictions which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 11 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable

Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6

AWARD OF OPTIONS

6.1 Grant of Options. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise or Base Price. The exercise or base price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than a maximum of five (5) years from the date the Option is granted (and, five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder). The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the maximum Option Term. To the extent permitted by Section 409A or Section 422 of the Code and regulations and rulings thereunder and after due consideration to the possible tax, securities, and accounting consequences, the Administrator may extend the Option Term of any outstanding

Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service, which extensions may not exceed the maximum Option Term as described above.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise or base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise or base price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise or base price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall include appropriately authorized instruction by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise or base price and applicable withholding taxes to the stock plan administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8

AWARD OF STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (e.g., the number of Shares of which are the “base shares”), to the extent then exercisable pursuant to its terms, and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share (“base price”) of the Stock Appreciation Right from the fair market value at the time of exercise of the Stock Appreciation Right (e.g., in the event such Stock Appreciation Right is settled in Shares, the Shares obtained are the “gain shares”), determined according to such method as the Administrator may establish in its discretion, by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise or base price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 8.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise or base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise or base price of such shares.

8.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the

Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

8.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock plan administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator or by the Company and not objected to by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall include appropriately authorized instruction by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, or Company management deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 8.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

8.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than a maximum of five (5) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the maximum Stock Appreciation Right Term. To the extent permitted by Section 409A of the Code and regulations and rulings thereunder, and after due consideration to the possible tax, securities, and accounting consequences, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service, which extensions may not exceed the maximum Stock Appreciation Right Term as described above.

8.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 8 shall be in cash, Shares (based on its fair market value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

8.6 Substitution of Options. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of a Stock Appreciation Right that the Administrator, in its sole discretion, shall have the right to substitute an Option for such Stock Appreciation Right at any time prior to or upon exercise of such Stock Appreciation Right; provided that such Option shall be exercisable with respect to the same number of Shares for which such substituted Stock Appreciation Right would have been exercisable, and shall also have the same exercise or base price, vesting schedule and remaining Stock Appreciation Right Term as the substituted Stock Appreciation Right.

ARTICLE 9

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award, with cash, services or any other consideration that the Administrator shall determine acceptable, subject to any requirements of applicable law; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.4.

9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the fair market value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a change of control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8 Dividend Equivalents. Subject to Section 11.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10

AWARD OF RESTRICTED STOCK

10.1 Grant of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock award, with cash, services or any other consideration that the Administrator shall determine acceptable, subject to any requirements of applicable law, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

10.2 Rights as Stockholders. Subject to Section 10.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 10.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

10.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

10.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.4, the Administrator in its sole discretion may provide that in the event of certain events, including a change of control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

10.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

10.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 11

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK

PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

11.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, Awards or a combination of cash, Shares and/or Awards, as determined by the Administrator.

(b) Without limiting Section 11.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

11.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

11.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

11.4 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

11.5 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

11.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

11.7 Purchase Price. The Administrator may establish the purchase price, if any, of a Performance Award, shares distributed as a Stock Payment award, shares of Deferred Stock award or shares distributed pursuant to a Deferred Stock Unit award, to be paid by the Holder to the Company with respect to any such award, with cash, services or any other consideration that the Administrator shall determine acceptable, subject to any requirements of applicable law; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

11.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a change of control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 12

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise or base price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a fair market value at the time of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value at the time of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or such other withholding rates for federal, state, local and foreign income tax and payroll/employment tax purposes that are applicable to such taxable income and that have been determined by the Administrator to avoid adverse accounting consequences. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code and applicable foreign tax regulations, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise or base price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) any transfer of a Non-Qualified Stock Option to a Permitted Transferee shall be without consideration, except as required by applicable law and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture, Recoupment and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the written policies of the Board, Administrator or any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such recoupment or clawback policies and/or in the applicable Award Agreement.

12.6 Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise or base price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or base price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.4.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s Common Stock or the share price of the Company’s Common Stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise or base price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise or base price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise or base price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the

Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If such approval has not been obtained at the end of said twelve (12) month period, the 2002 Plan shall continue according to its terms as in effect immediately prior to the adoption of this amendment and restatement of the 2002 Plan.

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Approved by stockholders: [June 11, 2012]

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0000142985_1 R1.0.0.11699

Date

Signature (Joint Owners)

Date

Signature [PLEASE SIGN WITHIN BOX]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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Yes

For address change/comments, mark here. (see reverse for instructions)

Please indicate if you plan to attend this meeting

presented at the annual meeting regarding executives to retain significant stock.

5To consider a stockholder proposal, if properly

1i. Roger J. Valine

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Abstain

Against

For

The Board of Directors recommends you vote

AGAINST the following proposal:

1h. Kent J. Thiry

1g. William L. Roper

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1f. John M. Nehra

To approve the company's executive compensation.

To adopt and approve an amendment to our 2011

Incentive Award Plan to increase the aggregate

number of shares authorized for issuance under

the plan by 4,500,000 shares.

3

1e. Peter T. Grauer

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1d. Paul J. Diaz

independent registered public accounting firm for fiscal year 2012.

To ratify the appointment of KPMG LLP as our

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1c. Carol Anthony Davidson

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Against

For

The Board of Directors recommends you vote FOR

proposals 2, 3 and 4.

1b. Charles G. Berg

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Against

For

The Board of Directors recommends you vote FOR

the following:

1. Election of Directors

1a. Pamela M. Arway

AND DATED.

IS VALID ONLY WHEN SIGNED

CARD

THIS PROXY

DETACH AND RETURN THIS PORTION ONLY

KEEP THIS PORTION FOR YOUR RECORDS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time on Sunday, June 10, 2012. Have your proxy card in hand when you call and then follow the instructions.

LAKEWOOD, CO 80401

ATTN:ANGELINA ORONA

1627 COLE BOULEVARD

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

DAVITA INC.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, June 10, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

0000142985_2 R1.0.0.11699

Continued and to be signed on reverse side

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address change/comments:

In their discretion, Kent J. Thiry, Kim M. Rivera and Arturo Sida or any of them, are authorized to vote upon such other matters as may properly come before the meeting. All Proxies to vote at said meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement dated May 2, 2012 is hereby acknowledged.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2, 3, and 4 and AGAINST Proposal 5. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby appoints Kent J. Thiry, Kim M. Rivera and Arturo Sida, or any of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share, of DAVITA INC., which the undersigned is entitled to vote at the annual meeting of the stockholders of DAVITA INC., to be held at 9:30 a.m., Mountain Daylight Time, on June 11, 2012 at 1627 Cole Boulevard, Lakewood, Colorado 80401, and any and all adjournments thereof, on the proposals set forth on the reverse side of this Proxy.

DAV1TA 1NC.

PROXY

This Proxy is solicited on behalf of the Board of Directors of DAV1TA 1NC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is!

are available at www.proxyvote.com .